UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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Soapstone Networks Inc.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

DATED JULY 1, 2009

SOAPSTONE NETWORKS INC.

One Federal Street

Billerica, MA 01821

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 28, 2009

To the Stockholders of Soapstone Networks Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Soapstone Networks Inc. (the “Company” ) will be held at the offices of Choate Hall & Stewart LLP, Two International Place, Boston, MA 02110, on July 28, 2009 at 10 a.m., local time, to consider and act upon each of the following matters:

1.	To approve the liquidation and dissolution of the Company pursuant to the Plan of Liquidation and Dissolution in the form attached to the accompanying proxy statement as Appendix A.

2.	To grant discretionary authority to the Board of Directors to adjourn the Annual Meeting, even if a quorum is present, to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of the liquidation and dissolution of the Company pursuant to the Plan of Liquidation and Dissolution.

3.	To elect the one nominee named herein to the Board of Directors to serve for a three-year term as a Class III Director or until his successor is duly elected and qualified.

4.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Only stockholders of record as of the close of business on June 30, 2009, the record date fixed by the Board of Directors for such purpose, are entitled to notice of and to vote at the meeting. All stockholders are cordially invited to attend the meeting in person. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE OR FOLLOW THE INSTRUCTIONS SET FORTH ON THE PROXY CARD TO SUBMIT YOUR PROXY OVER THE INTERNET OR BY TELEPHONE, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON. You may revoke your proxy in the manner described in the accompanying proxy statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

Properly executed proxies will be voted in accordance with the specifications on the proxy card. A list of stockholders entitled to vote will be available for inspection at the offices of the Company, located at One Federal Street, Billerica, Massachusetts, 01821 for a period of ten days prior to the Annual Meeting. Executed proxies with no instructions indicated thereon will be voted FOR the matters set forth in this Notice of Annual Meeting of Stockholders.

By Order of the Board of Directors

Michael J. Cayer

Secretary

Billerica, Massachusetts

July 6, 2009

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE OR FOLLOW THE INSTRUCTIONS SET FORTH ON THE PROXY CARD TO SUBMIT YOUR VOTE BY PROXY OVER THE INTERNET OR BY TELEPHONE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. ADDITIONAL POSTAGE MAY BE REQUIRED IF THE PROXY CARD IS MAILED OUTSIDE OF THE UNITED STATES.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION DATE

JULY 1, 2009

SOAPSTONE NETWORKS INC.

One Federal Street

Billerica, MA 01821

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 28, 2009

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Soapstone Networks Inc. (the “Company” or “Soapstone”) for use at the Company’s Annual Meeting of Stockholders to be held at the offices of Choate Hall & Stewart LLP, Two International Place, Boston, MA 02110 on July 28, 2009, at 10 a.m., local time, or at any adjournments or postponements thereof (the “Annual Meeting”). Stockholders may vote in person or by proxy. All proxies will be voted in accordance with the stockholders’ instructions, provided, however, that if any returned proxy card (or any signed and dated copy thereof) or any proxy submitted over the internet or by telephone does not specify a choice, it will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting. The persons named as attorneys-in-fact in the proxies were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. Any proxy may be revoked by a stockholder at any time before its exercise by: (i) delivering written revocation or a later dated proxy to the President or Secretary of the Company at any time before it is exercised; or (ii) attending the Annual Meeting and voting in person.

Only stockholders of record as of the close of business on June 30, 2009, the record date fixed by the Board of Directors, will be entitled to vote at the Annual Meeting and at any adjournments thereof. As of that date, there were an aggregate of 14,897,780 shares of Common Stock, par value $.0001 per share (“Common Stock”), of the Company outstanding and entitled to vote. Each share is entitled to one vote.

Important Notice Regarding Availability of Proxy Materials for

the Stockholder Meeting to be Held on July 28, 2009.

At the meeting, the stockholders will consider and vote upon the following proposals put forth by the Board:

1.	To approve the liquidation and dissolution of the Company pursuant to the Plan of Liquidation and Dissolution in the form attached hereto as Appendix A.

2.	To grant discretionary authority to the Board of Directors to adjourn the Annual Meeting, even if a quorum is present, to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of the liquidation and dissolution of the Company pursuant to the Plan of Liquidation and Dissolution.

3.	To elect the one nominee named herein to the Board of Directors to serve for a three-year term as a Class III Director or until his successor is duly elected and qualified.

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

This proxy statement and the accompanying 2008 Annual Report, and Notice, are available electronically on our website at www.soapstonenetworks.com.

The Board unanimously recommends that you vote FOR the proposals listed above.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice. The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter upon which a vote may properly be taken should be presented at the Annual Meeting, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies. The Company’s 2008 Annual Report containing consolidated financial statements for both the fiscal year ended December 31, 2008 and its fiscal quarter ended March 31, 2009 is being mailed together with this proxy statement to all stockholders entitled to vote at the Annual Meeting. It is anticipated that this proxy statement and the accompanying proxy will be first mailed to stockholders on or about July 6, 2009.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE OR FOLLOW THE INSTRUCTIONS SET FORTH ON THE PROXY CARD TO SUBMIT YOUR VOTE BY PROXY OVER THE INTERNET OR BY TELEPHONE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. ADDITIONAL POSTAGE MAY BE REQUIRED IF THE PROXY CARD IS MAILED OUTSIDE OF THE UNITED STATES.

SUMMARY

This summary highlights the material terms of the transactions proposed in this proxy statement and may not contain all of the information that you may consider important. To understand more fully our plan for liquidation and dissolution and for a more complete description of the legal terms of this proposal, you should read the entire proxy statement and the other documents to which we have referred you, including the Plan of Liquidation and Dissolution (“Plan of Liquidation”), attached hereto as Appendix A. For further discussion, you should read “Who can help answer questions?” on page 7 of this proxy statement.

Purpose of Annual Meeting

•	Approve our liquidation and dissolution pursuant to the Soapstone Networks Inc. Plan of Liquidation,

•

Approve granting discretionary authority to our Board of Directors to adjourn the Annual Meeting, even if a quorum is present, to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of our liquidation and dissolution pursuant to the Plan of Liquidation,

•	Elect the one nominee named herein to the Board of Directors to serve for a three-year term as a Class III Director or until his successor is duly elected and qualified,

•	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Plan of Liquidation (see pages 26-28)

Under the Plan of Liquidation, we will distribute to our stockholders, in cash or in-kind, all of our property and assets.

Extraordinary Dividend (see page 26)

If the stockholders approve our liquidation and dissolution pursuant to the Plan of Liquidation, the Board of Directors has authorized an extraordinary dividend payment to our stockholders of $3.75 per share, or approximately $56 million in the aggregate, based on the number of shares of Common Stock outstanding as of the record date for the Annual Meeting. The record date for this extraordinary dividend is July 17, 2009, and the extraordinary dividend will be paid immediately prior to the filing of the certificate of dissolution. In accordance with the Nasdaq listing rules, the ex-dividend date for this extraordinary dividend will be the first business day following payment thereof. Our Board of Directors has determined that our cash and cash equivalents on hand greatly exceed our anticipated liquidation expenses and known and outstanding liabilities. The Board of Directors has decided to authorize this extraordinary dividend, contingent on stockholder approval of the liquidation and dissolution pursuant to the Plan of Liquidation, and subject to the Board of Directors not revoking this extraordinary dividend. Prior to the record date for this extraordinary dividend, the Board of Directors may determine that an amount more or less than $3.75 per share would be an appropriate distribution to our stockholders, while retaining a sufficient amount of cash to satisfy potential liabilities.

Stockholders of record as of the record date for the extraordinary dividend will be eligible to receive the amount of the extraordinary dividend on the payment date.

Liquidating Distributions to Stockholders (see pages 28-31)

In addition to payment of the extraordinary dividend, we anticipate making one or more liquidating distributions after we file a certificate of dissolution with the Secretary of State of the State of Delaware. See pages 29-30 for a description of the estimated distribution to our stockholders. Although we cannot predict with certainty the amount or timing of any liquidating distributions to our stockholders, we estimate that over time stockholders may receive one or more cash distributions that in the aggregate range from approximately $.25 to $.75 per share.

Factors that could result in material fluctuations within the expected ranges include:

•	variations in the amounts we are able to obtain in selling our remaining assets;

•	variations from our estimated operating costs, including the settlement of lease obligations, to wind up our business; and

•	variations in our transaction expenses related to our dissolution.

Vote Required (see pages 34, 35 and 36)

•	Liquidation and Dissolution—The affirmative vote of the holders of a majority in voting power of the outstanding shares of Common Stock are required to approve this proposal.

•

Adjournment of the Annual Meeting to a Later Date—The affirmative vote of the holders of a majority in voting power of the outstanding shares of Common Stock present and entitled to vote at the Annual Meeting are required to approve this proposal.

•	Election of the Class III Director Nominee—The vote of a plurality of the shares of Common Stock voted at the Annual Meeting in favor of the nominee are required to elect a director.

GENERAL INFORMATION

Who is entitled to vote at the Annual Meeting?

The record date for the Annual Meeting is June 30, 2009. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting. At the close of business on the record date there were 14,897,780 shares of our Common Stock issued and outstanding.

Will any other business be conducted at the Annual Meeting?

Our Board of Directors knows of no business, other than as set forth in the attached Notice of Annual Meeting of Stockholders, that will be presented at the Annual Meeting. If any other proposal properly comes before the stockholders for a vote at the meeting, the persons named in the proxy card that accompanies this proxy statement will, to the extent permitted by law and to the extent we were not notified of the proposal a reasonable time before our solicitation, vote your shares in accordance with their judgment on such matter.

How does our Board of Directors recommend I vote on the proposal to approve our liquidation and dissolution pursuant to the Plan of Liquidation and the other matters to be considered at the meeting?

Our Board of Directors unanimously recommends that you vote FOR our liquidation and dissolution pursuant to the Plan of Liquidation. Our Board of Directors unanimously recommends that you vote FOR the proposal to grant discretionary authority to the Board of Directors to adjourn the Annual Meeting, even if a quorum is present, to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of our liquidation and dissolution pursuant to the Plan of Liquidation. Our Board of Directors also unanimously recommends that you vote FOR the election of the nominee for Class III Director named herein.

Liquidation and Dissolution

Why has the Board of Directors approved our liquidation and dissolution pursuant to the Plan of Liquidation?

The Board of Directors has determined that it is not advisable to continue to operate our business on an independent basis. This determination was made based on our inability to operate profitably as well as the other factors listed below under “Reasons for the Board’s Recommendation” on pages 23-24. This determination follows an extensive process we engaged in with our advisors, including our financial advisor Morgan Stanley & Co. Incorporated. See “Background of the Proposed Transaction” on pages 17-18.

What will happen if our liquidation and dissolution pursuant to the Plan of Liquidation is approved?

If our liquidation and dissolution pursuant to the Plan of Liquidation is approved, the Board of Directors has authorized an extraordinary dividend payment to the stockholders of $3.75 per share, or approximately $56 million in the aggregate, based on the number of shares of Common Stock outstanding as of the record date for the Annual Meeting. The record date for this extraordinary dividend is July 17, 2009, and the extraordinary dividend will be paid immediately prior to the filing of the certificate of dissolution. In accordance with the Nasdaq listing rules, the ex-dividend date for this extraordinary dividend will be the first business day following payment thereof. Our Board of Directors has determined that our cash and cash equivalents on hand greatly exceed our anticipated liquidation expenses and known and outstanding liabilities. The Board of Directors has decided to authorize this extraordinary dividend, contingent on stockholder approval of our liquidation and dissolution pursuant to the Plan of Liquidation, and subject to the Board of Directors not revoking this extraordinary dividend. Prior to the record date for this extraordinary dividend, the Board of Directors may determine that an amount more or less than $3.75 per share would be an appropriate distribution to our stockholders, while retaining a sufficient amount of cash to satisfy potential liabilities.

In addition to the payment of the extraordinary dividend, we will, except as otherwise determined by our Board of Directors:

•	dissolve as a corporation;

•	wind-up our business affairs;

•	liquidate our remaining assets;

•	pay or attempt to adequately provide for the payment of all of our known obligations and liabilities;

•	establish a contingency reserve designed to satisfy any additional liabilities; and

•	make one or more distributions to our stockholders of available liquidation proceeds.

(See pages 26-32.)

What will happen if our liquidation and dissolution pursuant to the Plan of Liquidation is not approved?

If our stockholders do not approve our liquidation and dissolution pursuant to the Plan of Liquidation, the payment of the extraordinary dividend to the stockholders of $3.75 per share will not be made. Our Board of Directors and management will continue to manage Soapstone as a publicly owned corporation and will explore what, if any, alternatives are then available for the future of our business, which may include selling our remaining assets or seeking other strategic alternatives.

When will stockholders receive payment of any available liquidation proceeds?

If our stockholders approve our liquidation and dissolution pursuant to the Plan of Liquidation, we currently anticipate making an extraordinary dividend payment to the stockholders of $3.75 per share, or approximately $56 million in the aggregate, based on the number of shares of Common Stock outstanding as of the record date for the Annual Meeting. The record date for this extraordinary dividend is July 17, 2009, and the extraordinary dividend will be paid immediately prior to the filing of the certificate of dissolution. In accordance with the Nasdaq listing rules, the ex-dividend date for this extraordinary dividend will be the first business day following payment thereof. In addition to payment of the extraordinary dividend, we anticipate making one or more liquidating distributions after we file a certificate of dissolution with the Secretary of State of the State of Delaware.

Although the Board of Directors has not established a firm timetable for any possible distributions to our stockholders if our liquidation and dissolution pursuant to the Plan of Liquidation is approved by the stockholders, the Board of Directors intends to make any such distributions as promptly as practicable. As such, it is our current intention to make an initial cash distribution to our common stockholders within thirty days after the Delaware Court of Chancery has set an amount that we must hold back as security sufficient to satisfy any of our remaining creditors and claimants and the Board of Directors has approved and established in its discretion sufficient reserves. We are unable to determine with certainty when any such distribution might occur, but currently estimate that the earliest this initial distribution to our common stockholders could be made is approximately seven months after our liquidation and dissolution pursuant to the Plan of Liquidation is approved, which we expect will most likely be in the first quarter of 2010. (See pages 28-29.)

How much will stockholders receive in the liquidation?

At this time, we cannot predict with certainty the amount of any liquidating distributions to our stockholders. However, based on information currently available to us, assuming, among other things, no unanticipated actual or contingent liabilities, we estimate that over time stockholders may receive one or more cash distributions that in the, aggregate, range from approximately $0.25 to $0.75 per share in addition to the extraordinary dividend of $3.75 per share. Actual distributions could be higher or lower. (See pages 29-31.)

Do directors and officers have interests in our liquidation and dissolution pursuant to the Plan of Liquidation that differ from mine?

In considering the recommendation of our Board of Directors to approve our liquidation and dissolution pursuant to the Plan of Liquidation, you should be aware that some of our directors and officers may have interests that may be different from or in addition to your interests as a stockholder. In connection with the Plan of Liquidation, some of our executive officers will be entitled to receive severance benefits and other payments for health insurance. In addition, we will prepay for six years of coverage under our director and officer liability insurance policy for the benefit of our current and former directors and officers, and we will continue to indemnify our directors and officers following our dissolution. (See pages 25-26.)

What are the risks of our liquidation and dissolution pursuant to the Plan of Liquidation?

We have set forth certain risks to Soapstone of the proposed Plan of Liquidation in this proxy statement. (See pages 19-23.)

What are the tax consequences of the liquidation?

We will recognize gain or loss with respect to the sale of our assets in the course of our dissolution in an amount equal to the difference between the fair market value of the consideration received for each asset and our adjusted tax basis in the asset sold. Upon the distribution of any non-cash asset to our stockholders pursuant to the Plan of Liquidation (including distributions of assets to a liquidating trust or trusts), we will recognize gain or loss as if such asset were sold to the stockholders at its fair market value. We believe that a substantial portion of any income or gain from any potential sale of our assets will be offset by our useable net operating losses and tax credit carryforwards.

As a result of our liquidation, for federal income tax purposes stockholders will recognize a gain or loss equal to the difference between (1) the sum of the amount of cash distributed to them, including the extraordinary dividend, and the aggregate fair market value of any property distributed to them, and (2) their tax basis for their shares of our stock. A stockholder’s tax basis in the stockholder’s shares will depend upon various factors, including the stockholder’s cost and the amount and nature of any distributions received with respect to the shares. Any loss generally will be recognized only when the final distribution from us has been received, which may be at least three years after our dissolution and possibly longer.

A brief summary of the material federal income tax consequences of our liquidation and dissolution pursuant to the Plan of Liquidation appears on pages 32-34 of this proxy statement. Tax consequences to stockholders may differ depending on their circumstances. You should consult your tax advisor as to the tax effect of your particular circumstances.

Do I have appraisal rights?

Under Delaware law, stockholders do not have dissenters’ rights of appraisal in connection with the liquidation and dissolution of a corporation, such as is contemplated pursuant to our Plan of Liquidation.

OTHER INFORMATION

How may I vote if my shares are registered in my name?

You may vote your shares at the meeting or in person or have your shares voted by proxy.

•

To submit a written proxy, you must mark, sign and date the enclosed proxy card and then mail the proxy card in the enclosed postage-paid envelope, or follow the instructions set forth on the proxy card to submit your proxy over the internet or by telephone. Your proxy will be valid only if you complete and return the proxy card or submit your proxy over the internet or telephone before the Annual Meeting. By completing and submitting the proxy card, you will direct the designated persons to vote your shares at the Annual Meeting, including at any adjournment of the Annual Meeting, in the manner you specify in the proxy card. If you complete the proxy card but do not provide voting instructions, then the designated persons will vote your shares FOR the approval of our liquidation and dissolution pursuant to the Plan of Liquidation, and FOR the proposal to grant discretionary authority to the Board of Directors to adjourn the Annual Meeting, even if a quorum is present, to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of our liquidation and dissolution pursuant to the Plan of Liquidation, and FOR the election of the nominee named herein for Class III Director.

•	To vote in person, you must attend the Annual Meeting, and then complete and submit the ballot provided at the meeting.

How may I vote if my shares are held in “street name?”

If the shares you own are held in “street name” by a bank or brokerage firm, the nominee of your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of providing voting instructions over the internet or by telephone, instructions for which would be provided by your bank or brokerage firm.

If you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, the shares will be treated as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter. If you do not give instructions to your bank or brokerage firm, your bank or brokerage firm will not be permitted to vote your shares with respect to the approval of our liquidation and dissolution pursuant to the Plan of Liquidation or any adjournment of the Annual Meeting.

If you wish to attend the Annual Meeting in person to vote your shares held in street name, you will need to obtain a proxy card from the holder of record (i.e., the nominee of your brokerage firm or bank).

Can I change my vote after I submit my proxy?

Yes, you may revoke your proxy and change your vote by:

•	submitting another proxy with a later date;

•	giving written notice of the revocation of your proxy to our Secretary prior to the Annual Meeting; or

•	voting in person at the Annual Meeting.

How many shares must be present to hold the meeting?

A quorum must be present at the meeting on a matter for a vote to be taken on the matter. The presence at the meeting, in person or by proxy, of a majority in voting power of the outstanding shares of Common Stock shall constitute a quorum for purposes of the Annual Meeting. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting on all matters.

What if a quorum is not present at the meeting, or we do not obtain the required vote for approval of a proposal?

If a quorum is not present at the Annual Meeting, or we do not obtain the required vote for approval of a matter, we expect to attempt to adjourn the Annual Meeting in order to solicit additional proxies with respect to that matter.

How will votes be counted?

Each share of Common Stock will be counted as one vote. Shares will not be voted in favor of a matter, and will not be counted as voting on a matter, if the holder of the shares abstains from voting on a particular matter or the shares are broker non-votes. Accordingly, withheld shares, abstentions and broker non-votes will have the effect of a vote against the proposal to approve our liquidation and dissolution pursuant to the Plan of Liquidation, and will have no effect on the proposal to grant discretionary authority to the Board of Directors to adjourn the Annual Meeting, except in the case of abstentions, which will have the effect of a vote against this proposal.

Can I still sell my shares?

Yes, you may sell your shares at this time, but it may be difficult or impossible to sell your shares in the near future. If our liquidation and dissolution pursuant to the Plan of Liquidation is approved, we expect to close the stock transfer books and prohibit transfers of record ownership of our Common Stock upon the date of filing a certificate of dissolution with the Secretary of State of the State of Delaware. (See page 32.)

When and how will stockholders receive information about Soapstone during the liquidation period?

Following our dissolution, while we intend to cease filing reports such as Forms 10-K and 10-Q with the SEC, we may continue to file reports on Form 8-K to disclose material events relating to our liquidation. Stockholders will be able to access these reports on the SEC’s web site at www.sec.gov. (See page 32.)

What do I need to do now?

After carefully reading and considering the information contained in this proxy statement, you should complete and sign your proxy card and return it in the enclosed return envelope as soon as possible, or follow the instructions set forth on the proxy card to submit your vote by proxy over the internet or by telephone, so that your shares are represented at the Annual Meeting. A majority of shares entitled to vote must be represented at the Annual Meeting to enable us to conduct business at the Annual Meeting.

Who can help answer questions?

If you have any additional questions about the proposals, you should contact The Proxy Advisory Group, who is assisting us in this matter, at 888-557-7699 (888-55PROXY). A copy of our Annual Report on Form 10-K, as amended, for the year ended December 31, 2008 and all other periodic reports filed by us with the SEC are available free of charge through the SEC’s electronic data system at www.sec.gov. To request additional printed copies of this proxy statement and Form 10-K, which we will provide to you free of charge, write to Soapstone Networks Inc., One Federal Street, Billerica, MA 01821 Attention: Investor Relations Department or contact our Investor Relations Department at (978) 715-2300. Our other public filings can also be accessed at the SEC’s web site at www.sec.gov.

CAUTION AGAINST FORWARD-LOOKING STATEMENTS

This proxy statement contains certain forward-looking statements, including statements concerning the aggregate amount we estimate will be distributed per common share, the timing and amount of the anticipated extraordinary dividend, the anticipated liquidation value per share of our Common Stock, the timing and amounts of distributions of liquidation proceeds to stockholders, and the value of our net assets. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by such forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the following: our stockholders may not approve the Plan of Liquidation; the precise nature, amount and timing of any distributions to stockholders will depend on and could be delayed by, among other things, sales of our assets, claim settlements with creditors, resolution of outstanding litigation matters and unexpected or greater than expected expenses; our Board of Directors could elect to abandon or delay implementation of the Plan of Liquidation; our stockholders could be liable to our creditors in the event we fail to create an adequate contingency reserve to satisfy claims against us; we could incur costs to terminate, retain or replace personnel and consultants; our stockholders may not be able to publicly trade our stock after we close our stock transfer books on the date we file a certificate of dissolution with the Secretary of State of the State of Delaware; and we will continue to incur the expenses of complying with public company reporting requirements. Further information on potential risk factors that could affect Soapstone, its business and its financial results are set forth in Soapstone’s filings with the Securities and Exchange Commission. Soapstone does not undertake any duty to update forward-looking statements.

INFORMATION ABOUT SOAPSTONE

As permitted by the SEC’s rules, Soapstone is incorporating by reference into this proxy statement the information contained in our accompanying 2008 Annual Report to shareholders. Our 2008 Annual Report to shareholders includes both our previously filed Annual Report on Form 10-K, filed with the SEC on March 10, 2009, and our previously filed Quarterly Report on Form 10-Q, filed with the SEC on April 30, 2009.

As disclosed in a Current Report on Form 8-K filed with the SEC on June 16, 2009, when the Board of Directors approved the liquidation and dissolution of the Company pursuant to the Plan of Liquidation, the Company ceased the development and marketing of the Soapstone Provider Network Controller (PNC) product and reduced its workforce by 50 to a total of 14 employees. If the Company’s stockholders approve the liquidation and dissolution of the Company pursuant to the Plan of Liquidation, the Company intends to file a certificate of dissolution, delist its shares from NASDAQ, sell and monetize its non-cash assets, satisfy or settle its remaining liabilities and obligations, including any contingent liabilities and claims, and terminate its remaining employees throughout the wind down period.

Legal Proceedings

Twelve purported securities class action lawsuits were filed against the Company and one or more of the Company’s underwriters in its initial public offering, and certain officers and directors of the Company. The lawsuits alleged violations of the federal securities laws and were docketed in the U.S. District Court for the Southern District of New York (the “Court”) as: Felzen, et al. v. Avici Systems, Inc., et al., C.A. No. 01-CV-3363; Lefkowitz, et al. v. Avici Systems, Inc., et al., C.A. No. 01-CV-3541; Lewis, et al. v. Avici Systems, Inc., et al., C.A. No. 01-CV-3698; Mandel, et. al v. Avici Systems, Inc., et al., C.A. No. 01-CV-3713; Minai, et al. v. Avici Systems, Inc., et al., C.A. No. 01-CV-3870; Steinberg, et al. v. Avici Systems Inc., et al., C.A. No. 01-CV-3983; Pelissier, et al. v. Avici Systems, Inc., et al., C.A. No. 01-CV-4204; Esther, et al. v. Avici Systems, Inc., et al., C.A. No. 01-CV-4352; Zhous, et al. v. Avici Systems, Inc. et al., C.A. No. 01-CV-4494; Mammen, et al. v. Avici Systems, Inc., et. al., C.A. No. 01-CV-5722; Lin, et al. v. Avici Systems, Inc., et al., C.A. No. 01-CV-5674; and Shives, et al. v. Banc of America Securities, et al., C.A. No. 01-CV-4956. On April 19, 2002, a consolidated amended class action complaint (the “Complaint”), which superseded these twelve purported securities class action lawsuits, was filed in the Court. The Complaint is captioned “In re Avici Systems, Inc. Initial Public Offering Securities Litigation” (21 MC 92, 01 Civ. 3363 (SAS)) and names as defendants the Company, certain of the underwriters of the Company’s initial public offering, and certain of the Company’s officers and directors. The Complaint, which seeks unspecified damages, alleges violations of the federal securities laws, including among other things, that the underwriters of the Company’s initial public offering (“IPO”) improperly required their customers to pay the underwriters excessive commissions and to agree to buy additional shares of stock in the aftermarket as conditions of receiving shares in the Company’s IPO. The Complaint further claims that these supposed practices of the underwriters should have been disclosed in the Company’s IPO prospectus and registration statement. In addition to the Complaint against the Company, various other plaintiffs have filed other substantially similar class action cases against approximately 300 other publicly traded companies and their IPO underwriters in New York City, which along with the case against the Company have all been transferred to a single federal district judge for purposes of case management. The Company and its officers and directors believe that the claims against the Company lack merit, and have defended the litigation vigorously. In that regard, on July 15, 2002, the Company, together with the other issuers named as defendants in these coordinated proceedings, filed a collective motion to dismiss the consolidated amended complaints against them on various legal grounds common to all or most of the issuer defendants.

On October 9, 2002, the Court dismissed without prejudice all claims against the individual current and former officers and directors who were named as defendants in our litigation, and they are no longer parties to the lawsuit. On February 19, 2003, the Court issued its ruling on the motions to dismiss filed by the issuer defendants and separate motions to dismiss filed by the underwriter defendants. In that ruling, the Court granted in part and denied in part those motions. As to the claims brought against the Company under the antifraud provisions of the securities laws, the Court dismissed all of these claims with prejudice, and refused to allow the plaintiffs an opportunity to re-plead these claims against the Company. As to the claims brought under the registration provisions of the securities laws, which do not require that intent to defraud be pleaded, the Court denied the motion to dismiss these claims as to the Company and as to substantially all of the other issuer defendants as well. The Court also denied the underwriter defendants’ motion to dismiss in all respects.

In June 2003, the Company elected to participate in a proposed settlement agreement with the plaintiffs in this litigation. If the proposed settlement had been approved by the Court, it would have resulted in the dismissal, with prejudice, of all claims in the litigation against the Company and against any of the other issuer defendants who elected to participate in the proposed settlement, together with the current or former officers and directors of participating issuers who were named as individual defendants. This proposed settlement was conditioned on, among other things, a ruling by the District Court that the claims against the Company and against the other issuers who had agreed to the settlement would be certified for class action treatment for purposes of the proposed settlement, such that all investors included in the proposed classes in these cases would be bound by the terms of the settlement unless an investor opted to be excluded from the settlement.

On December 5, 2006, the U.S. Court of Appeals for the Second Circuit issued a decision that six purported class action lawsuits containing allegations substantially similar to those asserted against the Company may not be certified as class actions due, in part, to the Appeals Court’s determination that individual issues of reliance and knowledge would predominate over issues common to the proposed classes. On January 8, 2007, the plaintiffs filed a petition seeking rehearing en banc of this ruling. On April 6, 2007 the Court of Appeals denied the plaintiffs’ petition for rehearing of the Court’s December 5, 2006 ruling but noted that the plaintiffs remained free to ask the District Court to certify classes different from the ones originally proposed which might meet the standards for class certification that the Court of Appeals articulated in its December 5, 2006 decision.

In light of the Court of Appeals’ December 5, 2006 decision regarding certification of the plaintiffs’ claims, the District Court entered an order on June 25, 2007 terminating the proposed settlement between the plaintiffs and the issuers, including the Company. On August 14, 2007, the plaintiffs filed amended complaints in the six focus cases. On November 13, 2007, the issuer defendants and the underwriter defendants separately moved to dismiss the claims against them in the amended complaints in the six focus cases. On March 26, 2008, the District Court issued an order in which it denied in substantial part the motions to dismiss the amended complaints in the six focus cases.

On February 25, 2009, the parties advised the District Court that they have reached an agreement-in-principle to settle the litigation in its entirety. A stipulation of settlement was filed with the District Court on April 2, 2009. On June 9, 2009, the District Court preliminarily approved the proposed global settlement, directed that notice be provided to the class, and scheduled a settlement fairness hearing, at which members of the class may object to the proposed settlement, for September 10, 2009. The proposed global settlement remains subject to final approval by the District Court. While we can make no promises or guarantees as to the outcome of these proceedings, the Company does not believe that a loss is probable or reasonably estimable as of the date of this proxy statement.

In addition, the Company received letters dated July 13, 2007 and July 25, 2007 from a putative shareholder, demanding that the Company investigate and prosecute a claim for alleged short-swing trading in violation of Section 16(b) of the Securities Exchange Act of 1934 by the underwriters of its IPO and certain unidentified directors, officers and shareholders of the Company. The Company evaluated the demand and declined to prosecute the claim. On October 3, 2007, the putative shareholder commenced a civil lawsuit in the U.S. District Court for the Western District of Washington against the lead underwriters of the Company’s IPO, alleging violations of Section 16(b). The complaint alleges that the combined number of shares of the Company’s common stock beneficially owned by the lead underwriters and certain unnamed officers, directors, and principal shareholders exceeded ten percent of its outstanding common stock from the date of the Company’s IPO on July 28, 2000, through at least July 27, 2001. It further alleges that those entities and individuals were thus subject to the reporting requirements of Section 16(a) and the short-swing trading prohibition of Section 16(b), and failed to comply with those provisions. The complaint seeks to recover from the lead underwriters any “short-swing profits” obtained by them in violation of Section 16(b). The Company was named as a nominal defendant in the action, but has no liability for the asserted claims. No directors or officers of the Company are named as defendants in this action. On October 29, 2007, the case was reassigned to Judge James L. Robart along with similar cases involving the IPO’s of 53 other issuers. These 54 actions were consolidated for pre-trial purposes. On February 27, 2008, the putative shareholder filed an Amended Complaint asserting substantially similar claims as those set forth in the initial complaint. On July 25, 2008, the Company joined with 29 other issuers to file with the Court the Issuer Defendants’ Joint Motion to dismiss. The plaintiff filed her opposition to this motion on September 8, 2008, and the Issuer Defendants’ Reply in Support of Their Joint Motion to Dismiss was filed on October 23, 2008.

On March 12, 2009, Judge Robart granted the Issuer Defendants’ Joint Motion to Dismiss, dismissing the complaint without prejudice on the grounds that the plaintiff had failed to make an adequate demand on the Company prior to filing her complaint. In its order, the Court stated it would not permit the plaintiff to amend her demand letters while pursuing her claims in the litigation. Because the Court dismissed the case on the grounds that it lacked subject matter jurisdiction, it did not specifically reach the issue of whether the plaintiff’s claims were barred by the applicable statute of limitations. However, the Court also granted the Underwriters’ Joint Motion to Dismiss with respect to cases involving non-moving issuers, holding that the cases were barred by the applicable statute of limitations because the issuers’ shareholders had notice of the potential claims more than five years prior to filing suit.

The plaintiff filed a Notice of Appeal in all 54 actions on April 10, 2009. The underwriters filed cross-appeals in 30 of the actions. The Court of Appeals for the Ninth Circuit consolidated the actions for the purposes of appeal only on June 22, 2009. The plaintiff’s opening brief on appeal is currently due on August 26, 2009, with the Company and the underwriters’ responses due on October 2, 2009. The plaintiff may file a reply brief by November 2, 2009, and underwriters may file a reply brief on their cross-appeal by November 17, 2009. The Company believes that the outcome of this litigation will not have a material adverse impact on its consolidated financial position, results of operations or cash flows.

In addition, we are subject to legal proceedings, claims and investigations that arise in the ordinary course of business such as, but not limited to, patent employment, commercial and environmental matters. Although there can be no assurance, there are no such matters pending that we expect to be material with respect to our business, financial position or results of operations.

Selected Consolidated Financial Data

The following selected consolidated financial data should be read in conjunction with the consolidated financial statements and notes thereto and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial data included in the 2008 Annual Report that is incorporated by reference and accompanies this proxy statement. The statement of operations data for the fiscal years ended December 31, 2008, 2007, 2006, 2005 and 2004, and the balance sheet data as of December 31, 2008, 2007, 2006, 2005 and 2004 are derived from our audited consolidated financial statements. All periods include adjustments to reflect the classification of our router business as discontinued operations. The historical results are not necessarily indicative of results to be expected for any future period.

On June 15, 2009, our Board of Directors approved the liquidation and dissolution of the Company pursuant to the Plan of Liquidation, subject to shareholder approval. If our shareholders approve the Plan of Liquidation, we will change our basis of accounting from a going-concern basis, which contemplates realization of assets and satisfaction of liabilities in the normal course of business, to a liquidation basis. Under a liquidation basis of accounting, assets are stated at their estimated net realizable values and liabilities are stated at their estimated settlement amounts. Recorded liabilities will include the estimated expenses associated with carrying out the Plan of Liquidation. The financial information presented below and delivered with and incorporated by reference into this proxy statement does not include any adjustments necessary to reflect the possible future effects on recoverability of the assets or settlement of liabilities that may result from adoption of the Plan of Liquidation or our potential to complete such a plan in an orderly manner.

	Year Ended December 31,
	2008	2007	2006	2005	2004
	(in thousands, except share and per share data)
Statement of Operations Data:
Revenue	$—	$—	$—	$—	$—

Cost of revenue	—	—	—	—	—

Gross margin	—	—	—	—	—
Research and development (1)	17,401	7,149	—	—	—
Sales and marketing (1)	6,258	2,117	—	—	—
General and administrative (1)	6,615	6,584	—	—	—

Total operating expenses	30,274	15,850	—	—	—

Loss from continuing operations before interest and income taxes	(30,274)	(15,850)	—	—	—
Interest income	2,665	3,771	—	—	—

Loss from continuing operations before income taxes	(27,609)	(12,079)	—	—	—
Benefit from income taxes	304	—	—	—	—

Loss from continuing operations	$(27,305)	$(12,079)	$—	$—	$—
Income (loss) from discontinued operations, net of tax (1)(2)	$8,370	$74,356	$8,285	$(24,654)	$(35,425)

Net (loss) income	$(18,935)	$62,277	$8,285	$(24,654)	$(35,425)
Diluted (loss) earnings per share:
From continuing operations	$(1.84)	$(0.85)	$—	$—	$—
From discontinued operations	$0.56	$5.22	$0.60	$(1.91)	$(2.81)
From net (loss) income	$(1.28)	$4.37	$0.60	$(1.91)	$(2.81)

Weighted average diluted common shares	14,827,800	14,247,480	13,706,889	12,887,979	12,628,408

(1) Includes certain non-cash, stock-based compensation, as follows:
Research and development	$1,330	$817	$—	$—	$—
Sales and marketing	686	290	—	—	—
General and administration	977	811	—	—	—
Discontinued operations	127	405	819	—	309
(2) Includes inventory and inventory related charges and (credits), as follows:
Inventory and inventory related charges associated with restructuring	$—	$175	$3,094	$—	$—
Credits from utilization of inventory previously written off in 2001	—	(218)	(215)	(323)	(773)

	As of December 31,
	2008	2007	2006	2005	2004
	(in thousands)
Balance Sheet Data:
Cash, cash equivalents and marketable securities	$89,166	$102,988	$68,599	$50,219	$69,026
Working capital	87,352	101,202	52,743	38,435	50,116
Total assets	95,237	118,853	84,690	77,670	94,413
Total stockholders’ equity	92,178	107,508	66,184	52,190	76,270

THE ANNUAL MEETING OF STOCKHOLDERS

Date, Time and Place of the Annual Meeting

The Annual Meeting will be held at the offices of Choate Hall & Stewart LLP, Two International Place, Boston, MA 02110, on July 28, 2009 at 10 a.m., local time.

Matters to be Considered at the Annual Meeting

At the Annual Meeting, stockholders will consider and vote on proposals (1) to approve the liquidation and dissolution of the Company pursuant to the Plan of Liquidation attached as Appendix A, (2) to grant discretionary authority to the Board of Directors to adjourn the Annual Meeting, even if a quorum is present, to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of the liquidation and dissolution of the Company pursuant to the Plan of Liquidation, and (3) to elect the one nominee named herein to the Board of Directors to serve for a three-year term as Class III Director.

Record Date

The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting is June 30, 2009. At the close of business on the record date there were issued, outstanding and entitled to vote an aggregate of 14,897,780 shares of our Common Stock, $0.0001 par value per share.

Voting and Votes Required

Each share of our Common Stock is entitled to one vote. All proxies will be voted in accordance with the stockholders’ instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the liquidation and dissolution of the Company pursuant to the Plan of Liquidation, granting discretionary authority to the Board of Directors to adjourn the Annual Meeting, and the election of the one nominee named herein to the Board of Directors to serve for a three-year term as Class III Director. With respect to any other matter properly presented at the Annual Meeting, the persons named in the proxy will be authorized to vote, or otherwise act, in accordance with their judgment on such matter.

A stockholder may revoke any proxy at any time before it is exercised by delivery of written revocation to our Secretary or by voting in person at the Annual Meeting. A stockholder may also change a vote by signing another proxy card with a later date or by submitting new proxy voting instructions by telephone or the internet at a later date. Attendance at the Annual Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Annual Meeting that the stockholder intends to revoke the proxy and vote in person.

If a quorum exists, the affirmative vote of the holders of a majority in voting power of the outstanding shares of Common Stock will be required to approve the liquidation and dissolution of the Company pursuant to the Plan of Liquidation.

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and voting on the matter is required to grant discretionary authority to the Board of Directors to adjourn the Annual Meeting, even if a quorum is present, to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of the liquidation and dissolution of the Company pursuant to the Plan of Liquidation. The Annual Meeting would most likely be adjourned to solicit additional proxies to approve the liquidation and dissolution of the Company pursuant to the Plan of Liquidation if fewer shares are voted in favor of the proposal than are required to approve the proposal. At any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the Annual Meeting with respect to any matter being considered at the reconvened meeting, except for any proxies properly changed or revoked. The chairman of the Annual Meeting will have the authority to close the polls at the Annual Meeting with respect to any matter but allow the polls to remain open until the final adjournment of the Annual Meeting with respect to any other matter.

If a quorum exists, a plurality of the shares represented in person or by proxy at the Annual Meeting with authority to vote on the proposal to elect the nominee to serve as a Class III Director is required for the nominee’s election to the Board of Directors.

Quorum

Under our amended and restated by-laws, the presence at the meeting, in person or by proxy, of a majority in voting power of the outstanding shares of Common Stock shall constitute a quorum for purposes of the Annual Meeting. Shares of Common Stock present in person or represented by proxy, including shares that abstain, represent broker non-votes or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present.

Adjournments

Although it is not expected, the Annual Meeting may be adjourned for the purpose of soliciting additional proxies. Any adjournment of the Annual Meeting may be made without any notice other than by the announcement made at the Annual Meeting, by approval of the holders of a majority of the shares of our Common Stock present in person or represented by proxy at the Annual Meeting and voting on the matter, whether or not a quorum exists. We are soliciting proxies to grant authority to vote in favor of adjournment of the Annual Meeting. Our Board of Directors unanimously recommends that you vote in favor of the proposal to grant authority to vote to adjourn the meeting.

Abstentions and Broker Non-Votes

Shares that abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have the effect of a vote against the proposal to approve liquidation and dissolution of the Company pursuant to the Plan of Liquidation. On the proposal to grant discretionary authority to the Board of Directors to adjourn the Annual Meeting, broker non-votes will have no effect on the voting, while abstentions will have the effect of a vote against the proposal.

Shares Owned and Voted by our Directors, Executive Officers

At the close of business on June 30, 2009, the record date for the Annual Meeting, our directors and executive officers and certain of their affiliates owned, in the aggregate, less than 1% of the 14,897,780 shares of our Common Stock that were outstanding on the record date and are entitled to vote at the Annual Meeting.

Other Matters

Our Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other proposal properly comes before the stockholders for a vote at the Annual Meeting, the persons named in the proxy card that accompanies this proxy statement will, to the extent permitted by law, vote your shares in accordance with their judgment on such matter.

Recommendation of the Board of Directors

After careful consideration, our Board of Directors has unanimously approved the liquidation and dissolution of the Company pursuant to the Plan of Liquidation and unanimously recommends that you vote FOR the liquidation and dissolution of the Company pursuant to the Plan of Liquidation. (See pages 23-24.)

Our Board of Directors also unanimously recommends that you vote FOR the proposal to grant discretionary authority to the Board of Directors to adjourn the Annual Meeting, even if a quorum is present, to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of the liquidation and dissolution of the Company pursuant to the Plan of Liquidation.

Our Board of Directors further unanimously recommends that you vote FOR the election of the one nominee named herein to the Board of Directors to serve for a three-year term as Class III Director.

In considering such recommendations, you should be aware that some of our officers and directors may have interests in the liquidation and dissolution of the Company pursuant to the Plan of Liquidation that may be different from, or in addition to, those of our stockholders generally (See pages 25-26).

BACKGROUND OF THE PROPOSED TRANSACTION

The Company was incorporated in Delaware in 1996 under the name Avici Systems Inc. and changed its name to Soapstone Networks Inc. on March 19, 2008.

The Company was founded as a provider of core router products and in 2007 and 2008 transitioned to being a developer of emerging software-based service and control solutions for service providers’ next generation networks. As of December 31, 2008, the Company had completely exited the router business and its operations were solely focused on developing and marketing its Soapstone Provider Network Controller (PNC™) framework. To date, the Company has not realized any revenue from the PNC product line. It is anticipated that further substantial expenditures would be required to further develop the PNC product. In addition, even if further developed, it was uncertain that there was a viable commercial market for the PNC product.

Within this context, the Board of Directors began to actively consider the opportunities available to the Company for enhancing stockholder value, including but not limited to, continued execution of the Company’s business plan, the payment of a cash dividend to the Company’s stockholders, a repurchase by the Company of shares of its capital stock, the sale or spin off of Company assets, partnering or other collaboration agreements, a merger, sale or liquidation of, or acquisition by, the Company or other strategic transactions. To facilitate this review and the evaluation, negotiation and recommendation of any such proposed transaction to the Board of Directors, the Board of Directors established a Special Committee consisting solely of the independent members of the Board of Directors. The Board of Directors also engaged Morgan Stanley & Co. Incorporated in February 2009 to assist the Company as financial advisor in evaluating the various strategic alternatives available to the Company.

During the same period, the Company also began the process of reducing its headcount to reduce expenses and conserve cash while not diminishing the overall value of the Company. In February 2009, the Company reduced its workforce by approximately 10% and its contractor workforce by approximately 75%. In April 2009, the Company further reduced its workforce by an additional 40% and, in connection with the approval by the Board of Directors of the liquidation and dissolution of the Company, the Company further reduced its workforce by 50 to 14 employees to oversee the liquidation and dissolution of the Company.

From the engagement of Morgan Stanley in February 2009 to June 15, 2009, the Company and Morgan Stanley devoted substantial time and effort in identifying potential buyers or strategic partners. In total, over twenty-five companies were contacted concerning a possible sale or other strategic transaction involving the Company. This resulted in approximately fifteen companies signing non-disclosure agreements and receiving non-public evaluation materials. However, despite the substantial time and effort devoted by the Company and its advisors, this process did not yield a potential transaction which the Special Committee viewed as reasonably likely to provide greater realizable value to the Company’s stockholders than the complete dissolution and liquidation of the Company in accordance with the Plan of Liquidation.

Throughout this time, there were frequent meetings of the Special Committee and the Board of Directors, both with and without the presence of management, at which the Company’s management and the advisors, including Morgan Stanley and Choate, Hall & Stewart LLP, outside counsel to the Company, provided updates on the status of discussions with the various parties and the ongoing fiduciary duties of the Special Committee and Board of Directors.

On June 15, 2009, the Special Committee and the Board of Directors held a joint meeting for the purpose of considering the liquidation and dissolution of the Company pursuant to the Plan of Liquidation and other alternatives available to the Company. Also present at this meeting were members of management, representatives of Choate, Hall & Stewart LLP, and for a portion of the meeting, representatives of Morgan Stanley. At this meeting, management presented its analysis of the alternatives available to the Company, including liquidation, and the net assets that management believed would be available for distribution to stockholders pursuant to the Plan of Liquidation. Also at this meeting, Choate reviewed with the Special Committee and the Board of Directors the extensive process the Company had undertaken in connection with its review of strategic alternatives, the fiduciary duties of the Special Committee and the Board of Directors, and the terms of the proposed Plan of Liquidation.

After discussion and following the discussion and evaluation of a liquidation and dissolution of the Company at prior meetings, the Special Committee recommended to the Board of Directors that the Company be dissolved and that an extraordinary cash dividend be paid contingent upon stockholder approval of the liquidation and dissolution of the Company immediately prior to the filing of the certificate of dissolution. The Board of Directors then approved the liquidation and dissolution of the Company pursuant to the Plan of Liquidation and approved the payment of an extraordinary cash dividend in the amount of $3.75 per share. As described elsewhere in this proxy statement, the record date of this extraordinary dividend is July 17, 2009, and the extraordinary dividend will be paid immediately prior to the filing of the certificate of dissolution following stockholder approval of the Plan of Liquidation, subject to the Board’s ability to revoke or reduce this dividend.

On June 18, 2009, the Company’s Board of Directors approved the written form of this proxy and reviewed the anticipated dissolution payments associated with filing the Plan of Liquidation.

PROPOSAL 1—LIQUIDATION AND DISSOLUTION PURSUANT TO

THE PLAN OF LIQUIDATION

Our Board of Directors is proposing the liquidation and dissolution of the Company pursuant to the Plan of Liquidation for approval by our stockholders at the Annual Meeting. Subject to stockholder approval, the dissolution of our company was approved and the Plan of Liquidation was adopted by our Board of Directors on June 15, 2009. A copy of the Plan of Liquidation is attached as Appendix A to this proxy statement. The material features of the Plan of Liquidation are summarized below. This summary is not a complete summary of the Plan of Liquidation and is subject in all respects to the provisions of, and is qualified by reference to, the Plan of Liquidation. Stockholders are urged to read the Plan of Liquidation in its entirety.

Our Board of Directors unanimously recommends a vote FOR the liquidation and dissolution of the Company pursuant to the Plan of Liquidation. It is intended that the shares represented by the enclosed proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

Factors That Our Stockholders Should Consider

There are many factors that stockholders should consider when deciding whether to vote to approve the liquidation and dissolution of the Company pursuant to the Plan of Liquidation, including the following factors:

If our stockholders vote against the Plan of Liquidation, it would be very difficult for us to continue our business operations.

The liquidation and dissolution of the Company pursuant to the Plan of Liquidation is dependent upon the affirmative vote of a majority in voting power of the outstanding shares of Common Stock. If our stockholders do not approve the Plan of Liquidation, we would have to continue our business operations from a difficult position, in light of our announced intent to liquidate and dissolve. We are not actively marketing or selling any products, and have generally ceased normal business operations, terminated a substantial portion of our employees and severed all of our supplier and customer relationships. Prospective employees, suppliers, customers and other third parties may refuse to form relationships or conduct business with us if they do not believe we will continue to operate as a going concern.

We cannot assure you of the exact timing and amount of any distribution to our stockholders under the Plan of Liquidation.

The liquidation and dissolution process is subject to numerous uncertainties, may fail to create value to our stockholders and may not result in any remaining capital for distribution to our stockholders. The precise nature and timing of any distribution to our stockholders will depend on and could be delayed by, among other things, sales of our non-cash assets, claim settlements with creditors, resolution of outstanding litigation matters, and unanticipated or greater-than-expected expenses. Examples of uncertainties that could reduce the value of or eliminate distributions to our stockholders include unanticipated costs relating to:

•	the defense, satisfaction or settlement of lawsuits or other claims that may be made or threatened against us in the future; and

•	delays in our liquidation and dissolution, including due to our inability to settle claims.

As a result, we cannot determine with certainty the amount or timing of distributions to our stockholders.

Our Board of Directors may abandon or delay implementation of the Plan of Liquidation even if approved by our stockholders.

Even if the liquidation and dissolution of the Company pursuant to the Plan of Liquidation is approved by our stockholders, our Board of Directors has reserved the right, in its discretion, to abandon or delay implementation of the Plan of Liquidation, in order, for example, to permit us to pursue new strategic opportunities.

It may become difficult or impossible for stockholders to trade their shares.

If the liquidation and dissolution of the Company pursuant to the Plan of Liquidation is approved, we expect to close our stock transfer books and prohibit transfers of record ownership of our Common Stock on the date that we file a certificate of dissolution with the Secretary of State of the State of Delaware.

Our Common Stock may be delisted from the Nasdaq Global Market prior to the final record date if we are unable to meet Nasdaq’s requirements for continued listing.

If our stockholders approve the Plan of Liquidation, we intend to set a final record date as of the date we file a certificate of dissolution with the Secretary of State of the State of Delaware and close our stock transfer books and delist our stock from the Nasdaq Global Market on that date, after which our Common Stock, and stock certificates evidencing the shares of our Common Stock, will not be assignable or transferable on our books. In the interim, we intend to continue to list our Common Stock on the Nasdaq Global Market. In order to be eligible for continued listing, we must, among other things, meet certain minimum requirements with respect to net tangible assets, market value of our securities held by non-affiliates and minimum bid prices per share, and must also maintain an operating business. As a result of the cessation of our operations and the anticipated decrease in our assets that will result from the extraordinary dividend, Nasdaq OMX may take action to delist our Common Stock prior to the final record date.

If our Common Stock were delisted from the Nasdaq Global Market, you may find it difficult to dispose of your shares.

If our Common Stock were to be delisted from the Nasdaq Global Market, trading of our Common Stock most likely will be conducted in the over-the-counter market on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. Such trading will reduce the market liquidity of our Common Stock. As a result, an investor would find it more difficult to dispose of, or obtain accurate quotations for the price of, our Common Stock.

If we decide to use a liquidating trust, interests of our stockholders in such a trust may not be transferable.

The interests of our stockholders in a liquidating trust set up by us may not be transferable, which could adversely affect your ability to realize the value of such interests. Even if transferable, the interests are not expected to be listed on a national securities exchange or quoted through the Nasdaq Global Market, and the extent of any trading market therein cannot be predicted. Moreover, the interests may not be accepted by commercial lenders as security for loans as readily as more conventional securities with established trading markets. In addition, as stockholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to an entity which is treated as a liquidating trust for tax purposes, the distribution of non-transferable interests could result in tax liability to the interest holders without their being readily able to realize the value of such interest to pay such taxes or otherwise.

We may not be able to settle all of our obligations to creditors.

We have current and future obligations to creditors. Our estimated distribution to stockholders takes into account all of our known obligations and our best estimate of the amount reasonably required to satisfy such obligations. As part of the wind-down process, we will attempt to settle those obligations with our creditors. We cannot assure you that we will be able to settle all of these obligations or that they can be settled for the amount we have estimated for purposes of calculating the likely distribution to stockholders. If we are unable to reach an agreement with a creditor relating to an obligation, that creditor may bring a lawsuit against us. Amounts required to settle obligations or defend lawsuits in excess of the amounts estimated by us will reduce the amount of remaining capital available for distribution to stockholders.

Our stockholders may be liable to our creditors for an amount up to the amount distributed by us if our reserves for payments to creditors are inadequate.

If our stockholders approve the liquidation and dissolution of the Company pursuant to the Plan of Liquidation and our Board of Directors determines to proceed with our liquidation and dissolution, the certificate of dissolution will be filed with the State of Delaware dissolving the Company. Pursuant to General Corporation Law of the State of Delaware, we will continue to exist for three years after the dissolution becomes effective for the purpose of prosecuting and defending suits against us and enabling us to close our business, to dispose of our property, to discharge our liabilities and to distribute to our stockholders any remaining assets. Under General Corporation Law of the State of Delaware, after we file the certificate of dissolution, we will publish and send out certain notices to our known and unknown creditors. Our creditors will then have the ability to present a statement of any claims against our business. To the extent that any of these creditors seek payment of certain claims against Soapstone, and there are not sufficient reserves withheld by us to pay these claims, then, under applicable General Corporation Law of the State of Delaware, stockholders could be held liable for payment to our creditors up to the amount distributed to such stockholder in the liquidation. Accordingly, in such event, a stockholder could be required to return all distributions previously made to such stockholder pursuant to the Plan of Liquidation and could receive nothing from us under the Plan of Liquidation. Moreover, in the event a stockholder has paid taxes on amounts previously received by the stockholder, a repayment of all or a portion of such amount could result in a stockholder incurring a net tax cost if the stockholder’s repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. Our Board of Directors is not required to obtain a solvency opinion as a condition to authorizing a liquidating distribution and we cannot assure you that the contingency reserve established by us will be adequate to cover all expenses and liabilities.

Stockholders may not be able to recognize a loss for federal income tax purposes until they receive a final distribution from us, which may be three years after our dissolution and could be longer.

As a result of our liquidation, for federal income tax purposes stockholders will recognize gain or loss equal to the difference between (1) the sum of the amount of cash distributed to them, including the extraordinary dividend, and the aggregate fair market value of any property distributed to them, and (2) their tax basis for their shares of our capital stock. A stockholder’s tax basis in our shares will depend upon various factors, including the stockholder’s cost and the amount and nature of any distributions received with respect thereto. Any loss generally will be recognized only when the final distribution from us has been received, which may be more than three years after our dissolution, and if the stockholder is still the owner of the shares.

We may be the potential target of a reverse acquisition or other acquisition.

Until we dissolve, we will continue to exist as a public, non-operating shell company. Public companies that exist as non-operating shell entities have from time to time been the target of “reverse” acquisitions, meaning acquisitions of public companies by private companies in order to bypass the costly and time-intensive registration process to become publicly traded companies. In addition, we could become an acquisition target, through a hostile tender offer or other means, as a result of our cash holdings or for other reasons. In the event of a hostile acquisition bid, approval of the acquisition would be subject to stockholder approval. If we become the target of a successful acquisition, notwithstanding the stockholder approval of the liquidation and dissolution of the Company pursuant to the Plan of Liquidation, the Board of Directors could potentially decide to either delay or completely abandon the liquidation and dissolution, and our stockholders may not receive any proceeds that would have otherwise been distributed in connection with the liquidation and may receive less than they would have received in the liquidation.

Our directors and executive officers may have interests that are different from, or in addition to, those of our stockholders generally.

You should be aware of interests of, and the benefits available to, our directors and executive officers when considering the recommendation of our Board of Directors of the Plan of Liquidation. Our directors and executive officers may have interests in the Plan of Liquidation that may be in addition to, or different from, their interests as stockholders. In connection with the Plan of Liquidation, some of our executive officers will be entitled to receive severance benefits and other payments for health insurance. In addition, following our dissolution, our directors and executive officers will be entitled to continuing indemnification and liability insurance. For a more detailed discussion of the interests of our management, see pages 25-26 of this proxy statement.

We will continue to incur the expenses of complying with public company reporting requirements.

We have an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended, even though compliance with such reporting requirements is economically burdensome. In order to curtail expenses, we intend, after filing our certificate of dissolution, to seek relief from the Securities and Exchange Commission from the reporting requirements under the Exchange Act. We anticipate that, if such relief were granted, we would continue to file current reports on Form 8-K to disclose material events relating to our liquidation and dissolution along with any other reports that the Securities and Exchange Commission might require. However, the Securities and Exchange Commission may not grant any such relief, in which case we would be required to continue to bear the expense of being a public reporting company.

Our Board of Directors may at any time turn management of our liquidation over to a third party, and some or all of our directors may resign from our board at that time.

Our Board of Directors may at any time turn our management over to a third party to complete the liquidation of our remaining assets and distribute the available proceeds to our stockholders, and some or all of our directors may resign from our board at or prior to that time. If management is turned over to a third party and all of our directors resign from our board, the third party would have sole control over the liquidation process, including the sale or distribution of any remaining assets.

If we fail to create an adequate contingency reserve for payment of our expenses and liabilities, each stockholder receiving liquidating distributions could be held liable for payment to our creditors of his or her pro rata share of amounts owed to creditors in excess of the contingency reserve, up to the amount actually distributed to such stockholder in dissolution.

If the Plan of Liquidation is approved by our stockholders, we intend to file a certificate of dissolution with the Secretary of State of the State of Delaware dissolving the Company. Pursuant to the General Corporation Law of the State of Delaware, we will continue to exist for three years after the certificate of dissolution is filed or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits against us and enabling us gradually to close our business, to dispose of our property, to discharge our liabilities and to distribute to our stockholders any remaining assets. Under the General Corporation Law of the State of Delaware, in the event we fail to create during this three-year period an adequate contingency reserve for payment of our expenses and liabilities, each stockholder could be held liable for payment to our creditors of such stockholder’s pro rata share of amounts owed to creditors in excess of the contingency reserve, up to the amount actually distributed to such stockholder in dissolution. Although the liability of any stockholder is limited to the amounts previously received by such stockholder from us (and from any liquidating trust or trusts) in the dissolution, this means that a stockholder could be required to return all distributions previously made to such stockholder and receive nothing from us under the Plan of Liquidation. Moreover, in the event a stockholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount could result in a stockholder incurring a net tax cost if the stockholder’s repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. While we will endeavor to make adequate reserves for all known, contingent, and unknown liabilities, there is no guarantee that the reserves established by us will be adequate to cover all such expenses and liabilities.

Tax treatment of any liquidating distributions may vary from stockholder to stockholder, and the discussions in this proxy statement regarding such tax treatment are general in nature. You should consult your own tax advisor instead of relying on the discussions of tax treatment in this proxy for tax advice.

We have not requested a ruling from the Internal Revenue Service with respect to the anticipated tax consequences of the Plan of Liquidation, and we will not seek an opinion of counsel with respect to the anticipated tax consequences of any liquidating distributions. If any of the anticipated tax consequences described in the proxy statement proves to be incorrect, the result could be increased taxation at the corporate and/or stockholder level, thus reducing the benefit to our stockholders and us from the liquidation and distributions. Tax considerations applicable to particular stockholders may vary with and be contingent upon the stockholder’s individual circumstances.

Background of the Liquidation and Dissolution Pursuant to the Plan of Liquidation

For background information, please see “Background of the Proposed Transaction.”

Reasons for the Board’s Recommendation

Our Board of Directors believes that the distribution of our remaining assets in a liquidation has a greater probability of producing more value to our stockholders than other alternatives, including a sale or continuation of our operations. The following list contains some of the factors that our Board of Directors considered:

•	many features and functions of our Soapstone Provider Network Controller (PNC™) product remain in development;

•	our inability to sell our products and the absence of revenue recognized as of the date hereof from our PNC product;

•

the extensive process in which the Company engaged to explore its strategic alternatives and our inability to find a strategic buyer for our company, or to find a purchaser for our existing assets, which indicates a low probability that we would be presented with or otherwise identify, within a reasonable period of time under current circumstances, any viable opportunities to engage in an attractive alternative transaction;

•

our belief that further substantial expenditure of resources would be required to further develop the PNC product and that, even if so developed, the uncertainty that there would be a viable commercial market for the PNC product;

•	the substantial accounting, legal and other expenses associated with being a small publicly-traded company in light of our expected revenues;

•

the terms and conditions of the Plan of Liquidation, including the provisions that permit our Board of Directors to abandon the plan if our Board of Directors determines that, in light of new proposals presented or changes in circumstances, dissolution and liquidation pursuant to the Plan of Liquidation are no longer advisable and in the best interests of the Company and its stockholders;

•

the fact that the General Corporation Law of the State of Delaware requires that the Plan of Liquidation be approved by the affirmative vote of holders of a majority in voting power of the outstanding shares of

Common Stock, which ensures that our Board of Directors will not be taking actions of which a significant portion of our stockholders disapprove; and

•	the fact that stockholders are not entitled to assert dissenter’s rights with respect to the Plan of Liquidation under the General Corporation Law of the State of Delaware.

Our Board of Directors also identified and considered potentially negative factors involved in the liquidation and dissolution of the Company pursuant to the Plan of Liquidation, including the following:

•	that distributions might not be made in the near future;

•

the possibility that liquidation would not yield distributions to stockholders in excess of the amount that stockholders could have received upon a sale of Soapstone or a sale of shares on the open market;

•	that under applicable law our stockholders could be required to return to creditors some or all of the distributions made to stockholders in the liquidation;

•

that stockholders will lose the opportunity to capitalize on the potential future growth of our business and on our potential future success had we elected to pursue an acquisition strategy or otherwise use our available cash to continue as a going concern and make use of our substantial net operating losses;

•	the possibility that the price of our Common Stock might have increased in the future to a price greater than the current price or the value of the assets distributed in liquidation; and

•	the fact that, if the Plan of Liquidation is approved, stockholders would generally not be permitted to transfer shares of our Common Stock after the final record date.

The foregoing discussion of the information and positive and negative factors considered and given weight by our Board of Directors is not intended to be exhaustive. The members of our Board of Directors considered their knowledge of our business, financial condition and prospects, and the views of management and our financial and legal advisors. In view of the variety of factors considered, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. In addition, individual members of the Board of Directors may have given different weights to different factors.

Our Board of Directors determined to discontinue the Soapstone operations and return cash to our stockholders in order to allow each stockholder to make such stockholder’s own investment decisions. Our Board of Directors believed that distribution to our stockholders of our net assets would have the highest probability of returning the greatest value to the stockholders as compared to other alternatives.

If our stockholders do not approve the liquidation and dissolution of the Company pursuant to the Plan of Liquidation, we will continue to operate our business and explore the alternatives then available for the future of Soapstone, including attempting to find a buyer to purchase our remaining assets.

Interests of Soapstone Directors and Officers in Our Liquidation and Dissolution Pursuant to the Plan of Liquidation

The approval of the liquidation and dissolution of the Company pursuant to the Plan of Liquidation by our stockholders may have certain effects upon the interests of our officers and directors, including those set forth below, that differ from those interests of our stockholders.

We have previously entered into severance pay agreements with our executive officers, all of whom we anticipate terminating either prior to or after the Company files its certificate of dissolution. At such time, the Company will make the payments described below to each such executive officer in accordance with his severance pay agreement.

Our Severance Pay Agreement, dated March 15, 2006, with William J. Leighton provides that upon termination of Dr. Leighton’s employment without cause, he will receive severance equal to twelve months salary and benefits. Dr. Leighton is expected to be paid approximately $300,000 in salary, and receive payments relating to benefits worth $120 after his termination in connection with the liquidation and dissolution of the Company. Prior to the Company filing the certificate of dissolution, Dr. Leighton is expected to exercise in-the-money stock options with an aggregate market value of $197,200, based on the closing price for our Common Stock of $4.13 as of June 16, 2009. Dr. Leighton currently holds 29,147 shares of our Common Stock.

Our Severance Pay Agreement, dated August 28, 2006, with William J. Stuart provides that upon termination of Mr. Stuart’s employment without cause, Mr. Stuart will receive severance equal to twelve months salary and benefits. Mr. Stuart is expected to be paid approximately $294,000 in salary, and receive payments relating to benefits worth $15,930 after his termination in connection with the liquidation and dissolution of the Company. Mr. Stuart does not hold any in-the-money stock options, based on the closing price for our Common Stock of $4.13 as of June 16, 2009. Mr. Stuart currently holds 23,901 shares of our Common Stock.

Our Amended and Restated Severance Pay Agreement, dated November 7, 2006, with T.S. Ramesh provides that upon termination of Mr. Ramesh’s employment without cause, Mr. Ramesh will receive severance equal to six months salary and benefits. Mr. Ramesh is expected to be paid approximately $92,207 in salary, and receive payments relating to benefits worth $7,113 after his termination in connection with the liquidation and dissolution of the Company. Prior to the Company filing the certificate of dissolution, Mr. Ramesh is expected to exercise in-the-money stock options with an aggregate market value of $3,730, based on the closing price for our Common Stock of $4.13 as of June 16, 2009. Mr. Ramesh currently holds 12,994 shares of our Common Stock.

Our Severance Pay Agreement, dated July 14, 2008, with Michael J. Cayer provides that upon termination of Mr. Cayer’s employment without cause, Mr. Cayer will receive severance equal to twelve months salary and benefits. Mr. Cayer is expected to be paid approximately $225,000 in salary, and receive payments relating to benefits worth $15,930 after his termination in connection with the liquidation and dissolution of the Company. Mr. Cayer does not hold any in-the-money stock options, based on the closing price for our Common Stock of $4.13 as of June 16, 2009, and does not currently hold any shares of our Common Stock.

Members of our Board of Directors are not expected to receive special payments relating to the dissolution of the Company. Prior to the Company filing the certificate of dissolution, Board members are expected to exercise in-the-money stock options with an aggregate market value of $14,345, based on the closing price for our Common Stock of $4.13 as of June 16, 2009. In addition, 25,000 shares of Common Stock are currently held in a living trust for the benefit of the wife of our chairman of the Board of Directors, Richard T. Liebhaber.

Certain members of our Board of Directors and one or more of our remaining officers are expected to oversee the dissolution and liquidation for a period of time following the filing of the certificate of dissolution. As compensation for the foregoing, our remaining officers will continue to receive salary and benefits, and possibly, incentive based compensation, as determined by the Board of Directors. We also anticipate that members of our Board of Directors will receive compensation during this period, although the form and amount of such compensation has not been determined. The Board of Directors will likely appoint someone to manage the dissolution process, or to become the trustee of a liquidating trust which will hold our remaining assets while we wind up our business affairs, during the period of at least three years that will be required to finalize our dissolution. The Board of Directors may also utilize a broker to assist the Company in liquidating certain assets. The Board of Directors currently estimates that this portion of the dissolution process may cost up to $2 million, a portion of which will be paid to this trustee. Although no one has been appointed to this position yet, the Board of Directors may appoint a current officer or officers of the Company to this role, and they will receive additional compensation for any services that they provide, based on current market rates.

In connection with the liquidation and dissolution of the Company pursuant to the Plan of Liquidation, we intend to continue to indemnify our directors and officers and purchase a director and officer liability six year “tail” insurance policy for the benefit of our current and former directors and officers, as described on page 31.

Extraordinary Dividend

Promptly following the approval of the liquidation and dissolution of the Company pursuant to the Plan of Liquidation, the Company expects that it will pay out an extraordinary dividend in the amount of $3.75 per share, or approximately $56 million in the aggregate, based on the number of shares of Common Stock outstanding as of the record date for the Annual Meeting. The record date for this extraordinary dividend is July 17, 2009, and the extraordinary dividend will be paid immediately prior to the filing of the certificate of dissolution, subject to the Board of Directors’ ability to revoke or reduce this dividend. In accordance with the Nasdaq listing rules, the ex-dividend date for this extraordinary dividend will be the first business day following payment thereof. The Company also expects to make required payments to our employees under existing contracts and arrangements, including amounts pursuant to applicable severance agreements. After these payments are made the Company then expects to file a certificate of dissolution with the Secretary of State of the State of Delaware.

Principal Provisions of the Plan of Liquidation

In accordance with the Plan of Liquidation, we will commence a formal process whereby the Company will give notice of our dissolution and allow our creditors an opportunity to come forward to make claims for amounts owed to them. Once we have complied with the applicable statutory requirements and either repaid our creditors or reserved amounts for payment to our creditors, including amounts required to cover as-yet unknown or contingent liabilities, we will distribute any remaining amounts less any reserved amounts for the payment of our ongoing expenses, to our common stockholders.

If the liquidation and dissolution of the Company pursuant to the Plan of Liquidation proposal is approved, the Board of Directors will take such actions as it deems, in its absolute discretion, necessary, appropriate or advisable to effect our dissolution. Likely included in this process are the steps set forth below:

A certificate of dissolution will be filed with the Secretary of State of the State of Delaware pursuant to Section 275 of the General Corporation Law of the State of Delaware, though the timing of such filing is within the absolute discretion of the Board of Directors. Our dissolution will become effective, in accordance with Section 275 of the General Corporation Law of the State of Delaware, upon proper filing of the certificate of dissolution with the Secretary of State of the State of Delaware or upon such later date as may be specified in the certificate of dissolution, which is referred to as the dissolution date, but in no event later than ninety days after the filing. Pursuant to the General Corporation Law of the State of Delaware, we will continue to exist for at least three years after the dissolution date or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against the Company, and enabling us gradually to settle and close out business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which Soapstone was organized.

From and after the dissolution date, we will not engage in any business activities except to the extent necessary to preserve the value of our assets, wind up our business and affairs, and distribute our assets in accordance with the Plan of Liquidation and pursuant to Section 278 of the General Corporation Law of the State of Delaware.

The Plan of Liquidation provides that the Board of Directors will liquidate our remaining assets in accordance with an applicable provision of the General Corporation Law of the State of Delaware, including Sections 280 or 281. Without limiting its flexibility, the Board of Directors may, at its option, cause Soapstone to follow the procedures set forth in Sections 280 and 281(a) of the General Corporation Law of the State of Delaware, which provide for us to:

•	give notice of the dissolution to all persons known to have a claim against us and publish such notice;

•

offer to any claimant on a contract whose claim is contingent, conditional or unmatured security in an amount sufficient to provide compensation to the claimant if the claim matures, and petition the Delaware Court of Chancery to determine the amount and form of security sufficient to provide compensation to any such claimant who rejects such offer in accordance with Section 280 of the General Corporation Law of the State of Delaware;

•	petition the Delaware Court of Chancery to determine the amount and form of security that would be reasonably likely to be sufficient to provide compensation for:

¡	claims that are the subject of pending litigation against Soapstone and not barred under Section 280 of the General Corporation Law of the State of Delaware;

¡	claims of contingent creditors who have rejected our offer of security; and

¡

claims that have not been made known to us at the time of dissolution, but that, based on facts known to us, are likely to arise or become known within five years (or longer, but no more than 10 years, in the discretion of the Delaware Court of Chancery);

•	pay all claims made against us and not rejected;

•	post all security offered and not rejected and all security ordered by the Delaware Court of Chancery in accordance with Section 280 of the General Corporation Law of the State of Delaware; and

•

pay or make provision for all other claims that are mature, known and uncontested or finally determined to be owing. In connection with any such proceedings, the Delaware Court of Chancery may appoint a guardian to protect the interests of unknown future claimants.

We may, from time to time, make liquidating distributions of the remaining cash and assets not owed or held as security for creditors or held in reserve, if any, in cash or in kind, to the holders of record of our Common Stock at the close of business on the dissolution date. Such liquidating distributions, if any, will be made to the holders of our Common Stock on a pro rata basis; all determinations as to the time for and the amount and kind of distributions will be made by the Board of Directors in its absolute discretion, so long as the Board of Directors does not distribute amounts owed to creditors or required to be held as security for creditors by the Delaware Court of Chancery. No assurances can be given that available cash and cash amounts received in the asset sale will be adequate to provide for our obligations, liabilities, expenses and claims, or to make any cash distributions to stockholders.

We will close our stock transfer books and discontinue recording transfers of shares of our Common Stock on the dissolution date, at which time our Common Stock, and stock certificates evidencing the shares of our Common Stock, will not be assignable or transferable on our books.

Under the Plan of Liquidation, the Board of Directors may modify, amend or abandon the Plan of Liquidation, notwithstanding stockholder approval, to the extent permitted by the General Corporation Law of the State of Delaware. We will not amend or modify the Plan of Liquidation under circumstances that would require additional stockholder solicitations under the General Corporation Law of the State of Delaware or the federal securities laws without complying with the General Corporation Law of the State of Delaware and the federal securities laws. We have no present plans or intentions to modify, amend or abandon the Plan of Liquidation.

Treatment of Stock Options and Warrants

In connection with the filing of the certificate of dissolution pursuant to the Plan of Liquidation, we intend to terminate our existing stock options, stock option plans and our employee stock purchase plan immediately prior to the filing of the certificate of dissolution. We intend to give notice to holders of outstanding stock options and warrants of our plans to liquidate, and allow these holders to exercise their vested stock options or warrants prior to our dissolution. Based on the $4.13 closing price for a share of our Common Stock on the Nasdaq Global Market on June 16, 2009, some of our outstanding stock options are in-the-money, and we expect stock options for 460,828 shares of our Common Stock to be exercised for proceeds to the Company of approximately $1.6 million in connection with our liquidation and dissolution.

Liquidating Distributions to Stockholders: Nature, Amount and Timing

Although the Board of Directors has not established a firm timetable for any possible distributions to our stockholders if the liquidation and dissolution of the Company pursuant to the Plan of Liquidation is approved by the stockholders, the Board of Directors intends to make any other distributions subsequent to the extraordinary dividend as promptly as practicable, subject to the process of dissolution it adopts and contingencies inherent in winding-up our business, and the establishment of the proper form and amount of reserves to be held by Soapstone, and compliance with the notice and approval periods set forth in the General Corporation Law of the State of Delaware. As such, it is our current intention to make an initial cash distribution to our common stockholders within thirty days after the Delaware Court of Chancery has set an amount that we must hold back as security sufficient to satisfy any of our remaining creditors and claimants and the Board of Directors has approved and established in its discretion sufficient reserves. We are unable to determine with certainty when any such distribution might occur, but currently estimate that the earliest this initial distribution to common stockholders could be made is approximately seven months after the liquidation and dissolution of the Company pursuant to the Plan of Liquidation is approved, which we expect will most likely be in the first quarter of 2010.

In determining whether adequate provision is being made for any outstanding liabilities or wind-up costs, the Board of Directors may consider a variety of factors. For example, in the case of outstanding disputed or contingent liabilities, considerations may include the estimated maximum amount of the claim and the likelihood that the claim will be resolved in the claimant’s favor or that the contingency will occur. These types of determinations will not be made until the time of the proposed distribution. Further, our ability to make a distribution to common stockholders could be adversely affected if any unanticipated liabilities or claims arise prior to the anticipated distribution. The Board of Directors is currently unable to predict the exact amount, nature, and timing of any distribution to common stockholders pursuant to the Plan of Liquidation. The exact nature, amount and timing of all distributions to common stockholders will be determined by the Board of Directors and will depend in part upon our ability to settle our remaining liabilities and obligations.

Uncertainties as to the amount of liabilities make it impossible to predict precisely the aggregate amount, if any, that will ultimately be available for distribution to our common stockholders. We will continue to incur claims, liabilities and expenses (including operating costs, salaries, income taxes, payroll and local taxes, legal and accounting fees and miscellaneous office expenses) following the approval of the liquidation and dissolution of the Company pursuant to the Plan of Liquidation. These claims, liabilities and expenses will reduce the amount of cash and assets available for ultimate distribution to our common stockholders.

Based on the assumptions set forth below, among others, we estimate that the amount available for distribution to our common stockholders will be approximately between $3.9 million and $11.5 million in the aggregate, or approximately $0.25 – $0.75 per share of Common Stock. This estimate of the aggregate proceeds that may be available for distribution to our common stockholders assumes, among other things, that:

•	there will be no lawsuits filed against us or our officers or directors following the approval of the liquidation and dissolution of the Company pursuant to the Plan of Liquidation;

•	the dissolution and wind-up of Soapstone will be completed by August 2012;

•	the SEC grants us relief from continued filing obligations under the Exchange Act;

•

all unknown or unanticipated claims and contingencies that arise between the date of this proxy statement and the date of any final distribution to our stockholders are resolved for between $1.0 million and $1.8 million in the aggregate; and

•	the amount of our anticipated liabilities at the approval of the Plan of Liquidation will not exceed the estimates contained in the table below.

Any one or more of these assumptions may prove to be wrong, which could reduce the amount available to distribute to our common stockholders.

Since the terms of the disposition of our assets pursuant to the liquidation and dissolution of the Company pursuant to the Plan of Liquidation have not been determined, we have concluded that pro forma financial statements concerning the liquidation and dissolution of the Company pursuant to the Plan of Liquidation cannot be presented in any meaningful fashion.

The following table sets forth our basis for calculating our estimate of the aggregate amount of assets that may be available for distribution to our common stockholders in connection with the dissolution process and Plan of Liquidation. The following table is based upon the assumptions set forth above and estimates of certain liabilities and is for illustrative purposes only. If the above assumptions or estimates contained therein prove to be incorrect, our common stockholders may ultimately receive substantially more or less cash from us or none at all. We do not plan to resolicit stockholder approval for the liquidation and dissolution of the Company pursuant to the Plan of Liquidation even if the value of the assets ultimately distributed to our common stockholders changes significantly from the estimates set forth in this proxy statement.

Estimated Liquidating Distributions to Stockholders

(in millions, except for per share amounts)

	Low	High
Estimated Cash, Cash Equivalents and Marketable Securities as of June 30, 2009 (1)	$76.0	$76.0
Estimated Aggregate Payout of $3.75 Extraordinary Dividend per share—Common Stock (2)	$(55.8)	$(55.8)
Estimated Aggregate Payout of $3.75 Extraordinary Dividend per share—in-the-money options (2)	$(1.7)	$(1.7)

Estimated Cash, Net of Special Dividend	$18.5	$18.5

Estimated Cash Proceeds and (Outlays)
Proceeds from assumed exercises of in-the-money options (3)	$1.6	$1.6
Proceeds from sale of Assets (4)	$0.1	$2.3
Refund of income tax credit	$0.3	$0.3
Operating expenses after June 30, 2009 (5)	$(2.0)	$(2.0)
Severance after June 30, 2009 (6)	$(1.7)	$(1.7)
Accounts Payable and Accrued Liabilities (7)	$(2.0)	$(2.0)
Real Estate and Equipment Lease termination costs (8)	$(5.4)	$(1.6)
Insurance (9)	$(1.0)	$(0.7)
Professional Fees (attorneys, bankers, accountants, consultants) (10)	$(2.7)	$(2.2)
Reserve for unanticipated claims and contingencies (11)	$(1.8)	$(1.0)

Total Net Estimated Cash Proceeds and (Outlays)	$(14.6)	$(7.0)

Estimated Cash to Distribute to Stockholders	$3.9	$11.5
Assumed Shares Outstanding	15.4	15.4
Estimated per Share Distributions	$0.25	$0.75

(1)	Estimated balance is net of cash used for the period April 1, 2009 through June 30, 2009 for estimated operating expenses ($4.2 million), severance payments ($1.0 million) and accounts payable and accrued liabilities ($1.2 million), partially offset by interest income ($0.1 million).

(2)	Estimated Extraordinary Dividend payments of $55.8 million are associated with 14,886,107 shares of our common stock outstanding as of June 16, 2009 and Extraordinary Dividend payments of $1.7 million are associated with 460,828 shares of our common stock subject to currently vested options that are in-the-money at $4.13, the per share closing price of our stock on the Nasdaq Global Market on June 16, 2009, which options are assumed to be exercised prior to the dividend payment.

(3)	Estimated proceeds from the exercise of currently vested options for 460,828 shares of our common stock that are in-the-money at $4.13, the per share closing price of our stock on the Nasdaq Global Market on June 16, 2009, which options are assumed to be exercised prior to the dividend payment.

(4)	Estimated range of cash proceeds from sale of assets, including technology, intellectual property, furniture, fixtures and equipment.

(5)	Estimated operating expenses for the period of July 1, 2009 through June 30, 2010 for personnel, facilities and other expenses to conduct our wind up operations but exclusive of all other line items specifically allocated in the table above.

(6)	Estimated severance costs for remaining employees involved in the wind up operations.

(7)	Estimated accounts payable and accrued liabilities as of June 30, 2009.

(8)	Estimated range of cash payments associated primarily with lease and lease related commitments for our headquarters facility.

(9)	Estimated range of cash use for the purchase of insurance, including Directors and Officers liability insurance covering the six years from the date of stockholder approval of the plan of dissolution.

(10)	Estimated range of cash use for professional fees related to our liquidation and dissolution, as well as ongoing SEC reporting requirements.

(11)	Estimated range of cash use for unanticipated claims and contingencies, including potential deductibles and retentions associated with potential insurance claims.

Liquidating Trust

Although no decision has been made, if deemed advisable by our Board of Directors, for any reason, we may, following the filing of the certificate of dissolution, transfer our assets to a trust established for the benefit of the stockholders, subject to the claims of our creditors. Thereafter, these assets will be sold or distributed on terms approved by the trustees. The Board of Directors is authorized to appoint one or more trustees of the liquidating trust and to cause the Company to enter into a liquidating trust agreement with the trustee(s) on such terms and conditions as may be approved by the Board of Directors. Stockholder approval of the liquidation and dissolution of the Company pursuant to the Plan of Liquidation will also constitute approval of any such appointment and any liquidating trust agreement. The formation and use of a liquidating trust may result in tax consequences to our stockholders. See page 34.

Indemnification and Plan of Dissolution Expenses

Under the Plan of Liquidation, we will continue to indemnify our officers, directors, employees, agents and liquidating trustee, if any, in accordance with our Fourth Amended and Restated Certificate of Incorporation, Amended and Restated By-laws, any contractual arrangements and applicable law for actions taken in connection with the Plan of Liquidation and the winding up of our affairs. We intend to maintain our current directors’ and officers’ insurance policy through the date of dissolution and to obtain runoff coverage for at least an additional six years after filing the certificate of dissolution. The Board of Directors, in its absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover such indemnification obligations.

In connection with and for the purpose of implementing and assuring completion of the Plan of Liquidation, we may, in the absolute discretion of our Board of Directors or our liquidating trustee, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of our remaining property and assets after the implementation of the Plan of Liquidation.

Our Conduct Following the Dissolution Date

Following the dissolution date, our activities will be limited to winding up our affairs, taking such actions as may be necessary to preserve the value of our assets and distributing our assets in accordance with the Plan of Liquidation. We will seek to distribute or liquidate all of our assets in such manner and upon such terms as the Board of Directors determines to be in the best interests of our creditors and stockholders.

Certain members of our Board of Directors and one or more of our remaining officers are expected to oversee the dissolution and liquidation for a period of time following the filing of the certificate of dissolution. As compensation for the foregoing, our remaining officers will continue to receive salary and benefits, and possibly incentive based compensation, as determined by the Board of Directors. We also anticipate that members of our Board of Directors will receive compensation during this period, although the form and amount of such compensation has not been finally determined.

Reporting Requirements

Whether or not our Plan of Liquidation is approved, Soapstone has an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, even if compliance with such reporting requirements is economically burdensome. If the Plan of Liquidation is approved by our stockholders, after filing the certificate of dissolution, in order to curtail expenses, we expect to seek relief from the SEC from the reporting requirements under the Exchange Act, but there can be no assurances that such relief will be granted by the SEC.

Listing and Trading of Our Common Stock

We will close our stock transfer books and discontinue recording transfers of shares of our Common Stock on the dissolution date, at which time our Common Stock, and stock certificates evidencing the shares of our Common Stock, will not be assignable or transferable on our books. We will notify Nasdaq OMX of the date we intend to file our certificate of dissolution, and will cease trading on the Nasdaq Global Market on and after the dissolution date. After we cease trading on the Nasdaq Global Market, trading of our Common Stock most likely will be conducted in the over-the-counter market on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. Such trading will reduce the market liquidity of our Common Stock. As a result, an investor would find it more difficult to dispose of, or obtain accurate quotations for the price of, our Common Stock.

We intend to make a public announcement of the anticipated filing date of the certificate of dissolution at least three business days in advance of the filing.

Regulatory Approvals

No United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the Plan of Liquidation, other than the requirements of the General Corporation Law of the State of Delaware.

Appraisal Rights

Under Delaware law, our stockholders are not entitled to appraisal rights for their shares of the Company’s Common Stock in connection with the transactions contemplated by the Plan of Liquidation or to any similar rights of dissenters under Delaware law.

Material U.S. Federal Income Tax Consequences of the Liquidation and Dissolution Pursuant to the Plan of Liquidation

The following discussion is a general summary of the material federal income tax consequences of the liquidation and dissolution of the Company pursuant to the Plan of Liquidation but does not purport to be a complete analysis of all potential tax effects. The discussion addresses neither the tax consequences that may be relevant to particular categories of stockholders subject to special treatment under certain federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, mutual funds, and foreign individuals and entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction. The discussion is based upon the Internal Revenue Code of 1986, as amended, which we refer to in this proxy statement as the Code, U.S. Department of the Treasury regulations, Internal Revenue Service, or the IRS, rulings, and judicial decisions now in effect, all of which are subject to change or to varying interpretation at any time. Any such changes or varying interpretations may also be applied retroactively. The following discussion has no binding effect on the IRS or the courts and assumes that we will liquidate in accordance with the Plan of Liquidation.

Distributions pursuant to the Plan of Liquidation may occur at various times and in more than one tax year. We can give no assurance that the tax treatment described herein will remain unchanged at the time of such distributions. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the liquidation and dissolution of the Company pursuant to the Plan of Liquidation, and we will not seek an opinion of counsel with respect to the anticipated tax treatment. If any of the anticipated tax consequences stated herein proves to be incorrect, the result could be increased taxation at the corporate or stockholder level, thus reducing the benefit to us and our stockholders of the liquidation. Tax considerations applicable to particular stockholders may vary with and be contingent on the stockholder’s individual circumstances.

Consequences to Soapstone. After the approval of the liquidation and dissolution of the Company pursuant to the Plan of Liquidation and until the liquidation is completed, we will continue to be subject to income tax on our taxable income such as interest income, gain from the sale of our assets or income from operations. We will recognize gain or loss with respect to the sale of our assets in an amount equal to the difference between the fair market value of the consideration received for each asset and our adjusted tax basis in the asset sold. Upon the distribution of any non-cash asset to our stockholders pursuant to the Plan of Liquidation (including distributions of assets to a liquidating trust or trusts), we will recognize gain or loss as if such asset were sold to the stockholders at its fair market value, unless certain exceptions to the recognition of loss apply. We anticipate that no such exception will apply and, accordingly, that we should recognize gain or loss on any distribution of non-cash assets to stockholders pursuant to the Plan of Liquidation. We believe that a substantial portion of our income or gain from any potential sale of our assets will be offset by our usable net operating losses and tax credit carryforwards.

Consequences to Stockholders. Amounts received by stockholders pursuant to the liquidation will be treated as full payment in exchange for their shares of our Common Stock. As a result of our liquidation, stockholders will recognize gain or loss equal to the difference between (1) the sum of the amount of cash distributed to them, including the extraordinary dividend, and the fair market value, at the time of distribution, of any property distributed to them (including distributions of assets to a liquidating trust or trusts), and (2) their tax basis for their shares of Common Stock. A stockholder’s tax basis in such stockholder’s shares will depend upon various factors, including the stockholder’s cost and the amount and nature of any distributions received with respect thereto.

A stockholder’s gain or loss will be computed on a “per share” basis. We expect to make more than one liquidating distribution, each of which will be allocated proportionately to each share of stock owned by a stockholder. The value of each liquidating distribution will be applied against and reduce a stockholder’s tax basis in such stockholder’s shares of stock. Gain will be recognized by reason of a liquidating distribution only to the extent that the aggregate value of such distributions received by a stockholder with respect to a share exceeds such stockholder’s tax basis for that share. Any loss generally will be recognized only when our final distribution to stockholders has been received, so long as the aggregate value of the liquidating distributions with respect to a share is less than the stockholder’s tax basis for that share, and if the stockholder is still the owner of the shares. Gain or loss recognized by a stockholder will be capital gain or loss provided the shares are held as capital assets and will be long-term capital gain or loss if the stock has been held for more than one year.

Upon any distribution of property, the stockholder’s tax basis in such property immediately after the distribution will be the fair market value of such property at the time of distribution. The gain or loss realized upon the stockholder’s future sale of that property will be measured by the difference between the stockholder’s tax basis in the property at the time of such sale and the proceeds of such sale.

After the close of our taxable year, we will provide our stockholders and the IRS with a statement of the amount of cash distributed to stockholders and our best estimate as to the value of any property distributed to them during that year. The IRS could challenge such valuation. As a result of such a challenge, the amount of gain or loss recognized by stockholders might be changed. Distributions to our stockholders could result in tax liability to any given stockholder exceeding the amount of cash received, requiring that stockholder to meet the tax obligations from other sources or by selling all or a portion of the assets received.

If a stockholder is required to satisfy any liability of ours not fully covered by our contingency reserve, payments by a stockholder in satisfaction of such liabilities would generally produce a capital loss, which, in the hands of an individual stockholder, could not be carried back to prior years to offset capital gains realized from liquidating distributions in those years.

The Liquidating Trust or Trusts. If we transfer assets to a liquidating trust or trusts, we intend to structure such trust or trusts so that stockholders will be treated for tax purposes as having received their pro rata share of the property transferred to the liquidating trust or trusts. In such event, the amount of the distribution will be reduced by the amount of known liabilities assumed by the liquidating trust or trusts or to which the property transferred is subject. The liquidating trust or trusts themselves should not be subject to tax. After formation of the liquidating trust or trusts, the stockholders will take into account for federal income tax purposes their allocable portion of any income, gain or loss recognized by the liquidating trust or trusts. As a result of the transfer of property to the liquidating trust or trusts and the ongoing operations of the liquidating trust or trusts, stockholders should be aware that they may be subject to tax, whether or not they have received any actual distributions from the liquidating trust or trusts with which to pay such tax.

Taxation of Non-United States Stockholders. Foreign corporations or persons who are not citizens or residents of the United States should consult their tax advisors with respect to the U.S. and non-U.S. tax consequences of the liquidation and dissolution of the Company pursuant to the Plan of Liquidation.

State and Local Tax. Stockholders may also be subject to state or local taxes and should consult their tax advisors with respect to the state and local tax consequences of the liquidation and dissolution of the Company pursuant to the Plan of Liquidation.

Information Reporting. We are required to report to the Internal Revenue Service and to each stockholder that is an U.S. person the amount of any payment received by such stockholder upon our dissolution. In order for us to comply with this information reporting requirement, stockholders must (1) furnish us with a correct taxpayer identification number on a properly completed Internal Revenue Service Form W-9 or successor form or (2) provide us with a certification of foreign status on an appropriate Form W-8 or successor form.

Stockholder Reporting. Stockholders may be required to attach a statement to their U.S. federal income tax return reporting information with respect to the liquidation of the Company.

The foregoing summary of certain federal income tax consequences is included for general information only and does not constitute legal advice to any stockholder. The tax consequences of the plan may vary depending upon the particular circumstances of the stockholder. We recommend that each stockholder consult his, her or its own tax advisor regarding the tax consequences of the liquidation and dissolution of the Company pursuant to the Plan of Liquidation.

Vote Required and Board Recommendation

The approval of the liquidation and dissolution of the Company pursuant to the Plan of Liquidation requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of Common Stock.

Our Board of Directors unanimously recommends a vote FOR this proposal.

It is intended that shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

PROPOSAL 2—ADJOURNMENT PROPOSAL

If at the Annual Meeting the number of shares Common Stock present or represented and voting in favor of the approval of the liquidation and dissolution of the Company pursuant to the Plan of Liquidation is insufficient to approve this proposal, our Board of Directors intends to move to adjourn the Annual Meeting in order to solicit additional proxies in favor of the liquidation and dissolution of the Company pursuant to the Plan of Liquidation. In that event, we will ask our stockholders to vote only upon the adjournment proposal and not vote on the liquidation and dissolution of the Company pursuant to the Plan of Liquidation.

In this proposal, we are asking you to grant discretionary authority to the Board of Directors to adjourn the Annual Meeting, even if a quorum is present, to a date or dates not later than September 30, 2009, in order to enable us to solicit additional proxies in favor of the approval of the liquidation and dissolution of the Company pursuant to the Plan of Liquidation. If the stockholders approve the adjournment proposal, our Board of Directors could adjourn the Annual Meeting, and any adjourned session of the Annual Meeting, to a date not later than September 30, 2009 and use the additional time to solicit additional proxies in favor of the approval of the liquidation and dissolution of the Company pursuant to the Plan of Liquidation.

Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the approval of the liquidation and dissolution of the Company pursuant to the Plan of Liquidation, we could adjourn the Annual Meeting without voting on that proposal and during that period, seek to convince the holders of those shares to change their votes to votes in favor of the approval of the liquidation and dissolution of the Company pursuant to the Plan of Liquidation.

Vote Required and Board Recommendation

The adjournment proposal requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of Common Stock present and entitled to vote at the Annual Meeting.

Our Board of Directors unanimously recommends a vote FOR this proposal. It is intended that shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy. It is intended that the shares represented by the enclosed proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

PROPOSAL 3—ELECTION OF CLASS III DIRECTOR

Pursuant to the Company’s Fourth Restated Certificate of Incorporation and Amended and Restated By-Laws, the Board of Directors of the Company is currently fixed at four and is divided into three classes. There are two directors currently serving in Class I, one director currently serving in Class II, and one director currently serving in Class III. Each director serves for a three-year term, with one class of directors being elected at each annual meeting. The present term of office for the current Class III Director will expire at this Annual Meeting. The current Class I Directors’ term will expire at the annual meeting of stockholders to be held in 2010. The current Class II Director’s term will expire at the annual meeting of stockholders to be held in 2011. All directors will hold office until their successors have been duly elected and qualified or until their earlier resignation or removal. Currently, William Ingram and Robert P. Schechter are the Class I Directors; Richard T. Liebhaber is the Class II Director; and William J. Leighton is the Class III Director.

Only the nominee for Class III Director is being presented for election at this Annual Meeting. The nominee for Class III Director, as recommended by the Nominating and Governance Committee of the Company’s Board of Directors and pursuant to the policies established by such committee, is William J. Leighton, who is currently serving as a Class III Director of the Company. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for the nominee will be voted for his re-election. The Board of Directors knows of no reason why the nominee should be unable or unwilling to serve, but if that should be the case, proxies will be voted for the election of some other person, or for fixing the number of directors at a lesser number. The proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Vote Required and Board Recommendation

The election proposal requires the vote of a plurality of the shares of Common Stock voted at the Annual Meeting.

Our Board of Directors unanimously recommends a vote FOR the election of the nominee as

Class III Director. It is intended that shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about the Class I Directors, Class II Director, Class III Director and the executive officers of the Company as of June 30, 2009:

Name	Age	Position
William J. Leighton, Ph.D.	57	President, Chief Executive Officer and Class III Director
William J. Stuart	58	Chief Financial Officer, Senior Vice President of Finance and Treasurer
T.S. Ramesh	42	Principal Accounting Officer and Vice President of Finance
Michael J. Cayer (1)	43	Vice President, General Counsel and Secretary
William Ingram (2)(3)(4)	52	Class I Director
Richard T. Liebhaber (2)(3)	74	Class II Director and Chairman
Robert P. Schechter (3)(4)	60	Class I Director

(1)	Mr. Cayer was elected to serve as an Executive Officer of the Company by the Board of Directors on July 15, 2008.

(2)	Member of Compensation Committee.

(3)	Member of Audit Committee.

(4)	Member of the Nominating and Governance Committee.

William J. Leighton, Ph.D. has served as our Chief Executive Officer since November 2004 and as a Director since May 2004. Before joining the Company, Dr. Leighton spent 27 years employed by AT&T. From May 2003 to March 2004, Dr. Leighton served as Vice President of Research at AT&T Labs. Prior to that, Dr. Leighton was Vice President of Technology and Services Strategy at AT&T Labs.

William J. Stuart has served as our Senior Vice President of Finance, Chief Financial Officer and Treasurer since August 2006. Prior to joining the Company, Mr. Stuart was a General Partner of Still River Funds, a venture capital firm focused on investments in the information technology, communications and life sciences industries, from September 2001 to August 2006. Prior to that, Mr. Stuart served as Vice President of Business Development of ADC Telecommunications, Inc. from October 2000 to September 2001 and as Chief Financial Officer of Broadband Access Systems, Inc. from October 1999 until it was acquired by ADC Telecommunications, Inc. in September 2000. Prior to that, Mr. Stuart held CFO and VP level positions at NetCore Systems, Telco Systems, AccessLine Technologies and AT&T Paradyne.

T.S. Ramesh has served as our Vice President of Finance and Principal Accounting Officer since May 2006. Mr. Ramesh also served as our acting Chief Financial Officer from May 2006 through August 2006. From April 2003 until May 2006, Mr. Ramesh served as the Company’s Controller. Prior to joining the Company, Mr. Ramesh held various senior positions in accounting and finance between 1999 and 2003 at Sycamore Networks, InteQ Corporation and Wang Global, which was acquired by Getronics. Prior to that, Mr. Ramesh was a manager with PricewaterhouseCoopers LLP.

Michael J. Cayer has served as our Vice President, General Counsel and Secretary since July 2008. Prior to joining the Company, Mr. Cayer was the General Counsel and Secretary of BladeLogic Inc., a data center automation software company, which he joined in February 2006 and which was acquired by BMC Software Inc. in April 2008. Prior to that, Mr. Cayer served as Manager of Software Licensing at Harvard University and as an independent consultant since 2003.

William Ingram has served as a Director since November 2003. Mr. Ingram is currently Senior Vice President of Financial Operations and Strategy of Leap Wireless International, Inc., a provider of wireless communication services. From April 2007 through January 2008, Mr. Ingram was a consultant focusing on telecommunications and internet infrastructure strategies. Mr. Ingram served as Vice President and General Manager of AudioCodes, Inc., a telecommunications equipment company from July 2006 to March 2007. Prior to that, Mr. Ingram served as the President and Chief Executive Officer of Nuera Communications, a provider of Voice-over-Internet Protocol infrastructure solutions, from September 1996 until it was acquired by AudioCodes, Inc. in July 2006. Prior to joining Nuera in 1996, Mr. Ingram was the Chief Operating Officer of PCSI-Clarity Products Division, a provider of wireless data communications products, President of Ivie Industries, a computer security and hardware manufacturer, and President of KevTon, an electronics manufacturing company.

Richard T. Liebhaber has served as a Director since June 1997 and is Chairman of the Board. Mr. Liebhaber was a Consulting Managing Director at Veronis, Suhler & Associates, Inc., a provider of financial advisory services to the communications industry, from June 1995 to August 2001. Prior to that, Mr. Liebhaber served as Executive Vice President of MCI Communications Corporation, a telecommunications provider, from December 1985 to May 1995. Mr. Liebhaber also serves on the boards of directors of JDS Uniphase Corporation, a provider of optical communications products, and Cogent Communications, Inc., an internet service provider.

Robert P. Schechter has served as a Director since June 2003. Mr. Schechter was Chairman and Chief Executive Officer of NMS Communications, Inc., a provider of telecommunications equipment until January 2009. Prior to joining NMS in 1995, Mr. Schechter spent eight years at Lotus Development Corporation as Senior Vice President of Finance and Operations and Chief Financial Officer, and most recently as Senior Vice President of the International Business Group. Prior to that, Mr. Schechter was a partner with Coopers & Lybrand in Boston. Mr. Schechter also serves on the board of directors of Unica Corporation, a provider of marketing management software.

Executive officers of the Company are elected on an annual basis by the Board of Directors to serve at the pleasure of the Board of Directors until their successors have been duly elected and qualified.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

The Board of Directors met ten times during the fiscal year ended December 31, 2008. Each of the directors attended at least 75% of the meetings of the Board of Directors and the meetings of the committees of the Board of Directors on which he served during fiscal 2008. The Board of Directors has standing Audit, Compensation and Nominating and Governance Committees. Each committee has a charter that has been approved by the Board of Directors. A current copy of each committee charter is available at www.soapstonenetworks.com at the Corporate Governance section of the Company’s website. Each committee reviews the appropriateness of its charter at least annually.

Audit Committee

The Audit Committee of the Board of Directors, of which Messrs. Ingram, Liebhaber and Schechter are currently members, oversees the accounting and financial reporting processes and controls of the Company and the audits of the financial statements of the Company. More specifically, the Audit Committee assists the Board of Directors in fulfilling its responsibilities by reviewing (i) the financial reports provided by the Company to the Securities and Exchange Commission (the “SEC”), the Company’s stockholders or the general public and (ii) the Company’s internal financial and accounting controls. The Audit Committee also (i) is responsible for the appointment, compensation, retention and oversight of the work performed by any independent registered public accounting firm engaged by the Company, (ii) recommends, establishes and monitors procedures designed to improve the quality and reliability of the disclosure of the Company’s financial condition and results of operations, (iii) establishes and distributes procedures designed to facilitate (a) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and (b) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters, (iv) engages advisors as necessary, and (v) distributes the funding from the Company that is necessary or appropriate to carry out the Audit Committee’s duties. Messrs. Liebhaber, Schechter and Ingram were members of the Audit Committee for all of fiscal 2008. The Board of Directors has determined that each current member of the Audit Committee is independent within the meaning of the Company’s and the Nasdaq Marketplace Rules director independence standards and the SEC’s heightened director independence standards for audit committee members. In addition, each member of the Audit Committee is able to read and understand financial statements of a complexity at least comparable to the Company’s financial statements, and the Board of Directors has determined that Mr. Schechter qualifies as an “audit committee financial expert” under the rules of the SEC. Mr. Schechter is also financially sophisticated as required by the Nasdaq Marketplace Rules. The Audit Committee met six times during the fiscal year ended December 31, 2008. Mr. Liebhaber serves as chairperson of the Audit Committee.

Compensation Committee

The Compensation Committee, of which Messrs. Ingram and Liebhaber are currently members, is responsible for determining and making recommendations with respect to all forms of compensation to be granted to executive officers and employees of the Company, administering the Company’s incentive compensation and stock plans and producing an annual report on executive compensation for inclusion in the Company’s proxy statement for its annual meeting of stockholders in accordance with the applicable SEC rules and regulations. The Compensation Committee met seven times during the fiscal year ended December 31, 2008.

Mr. Ingram serves as chairperson of the Compensation Committee. The Board of Directors has determined that each member of the Compensation Committee is independent within the meaning of the Company’s director independence standards and those established by the SEC, the NASDAQ Global Stock Market, or any governmental or regulatory body exercising authority over the Company (collectively, the “Regulatory Bodies”).

Nominating and Governance Committee

The Nominating and Governance Committee of the Board of Directors, of which Messrs. Schechter and Ingram are currently members, is responsible for assisting the Board of Directors in fulfilling its responsibilities by (i) identifying individuals qualified to become members of the Board of Directors, (ii) adopting a corporate code of business conduct and other corporate governance policies, and (iii) monitoring compliance with and periodically reviewing the code of business conduct and such other corporate governance policies as it may adopt from time to time. The Nominating and Governance Committee met twice during the fiscal year ended December 31, 2008. The Nominating and Governance Committee may, in its discretion, consider nominees recommended by stockholders. Mr. Schechter serves as Chairperson of the Nominating and Governance Committee. The Board of Directors has determined that each member of the Nominating and Governance Committee is independent within the meaning of the Company’s director independence standards and those of the Regulatory Bodies.

CORPORATE GOVERNANCE AND RELATED MATTERS

Independence of Members of the Board of Directors

The Board of Directors has determined that each of Messrs. Ingram, Liebhaber, and Schechter is independent within the meaning of the Company’s director independence standards and the director independence standards of the Regulatory Bodies, as currently in effect. Furthermore, the Board of Directors has determined that the composition of each of the committees of the Board of Directors complies with the requirements of the Nasdaq Marketplace Rules, the Regulatory Bodies and other applicable laws or regulations, as currently in effect.

Corporate Governance Principles

The Company is committed to having sound corporate governance principles and has adopted both corporate governance guidelines and a “code of ethics” (the “Code of Business Conduct”) as defined by regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that applies to all of the Company’s directors and employees worldwide, including its principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. A current copy of the corporate governance guidelines and the Code of Business Conduct is available at www.soapstonenetworks.com at the Corporate Governance section of the Company’s website. The Company intends to disclose amendments to or waivers from a provision of the Code of Business Conduct that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on the Corporate Governance section of its website, which will be available at www.soapstonenetworks.com, or by such other method proscribed by applicable law or regulation.

Executive Sessions of Independent Directors

The Board of Directors has a policy stating that executive sessions of the independent directors will be held following each regularly scheduled in-person meeting of the Board of Directors. Executive sessions do not include any employee directors of the Company. Mr. Liebhaber is responsible for chairing the executive sessions.

Policy Governing Director Attendance at Annual Meetings of Stockholders

The Board of Directors has a policy stating that one of the regularly scheduled meetings of the Board of Directors shall be scheduled on the same day as the Company’s Annual Meeting of Stockholders and all Directors are encouraged to attend the Company’s Annual Meeting of Stockholders. Dr. Leighton attended the Annual Meeting of Stockholders held in 2008.

Policies Governing Director Nominations

Director Qualifications

As noted above and set forth in the Company’s corporate governance policies, the Nominating and Governance Committee of the Board of Directors is responsible for reviewing with the Board of Directors from time to time the appropriate qualities, skills and characteristics desired of members of the Board of Directors in the context of the needs of the Company’s business and the current make-up of the Board of Directors. This assessment includes consideration of the following minimum qualifications that the Nominating and Governance Committee believes must be met by all directors: directors must be an individual of the highest ethical character and integrity and share the values of the Company as reflected in the Company’s Code of Business Conduct; directors must have reputations, both personal and professional, consistent with the image and reputation of the Company; directors must be free of conflicts of interest that would interfere with the proper performance of the responsibilities of a director; directors must have the ability to exercise sound business judgment; directors must be willing and able to devote sufficient time to the affairs of the Company and be diligent in fulfilling the responsibilities of a director and/or committee member, as the case may be; directors must have substantial business or professional experience and expertise and be able to offer meaningful and practical advice and guidance to the Company’s management based on that experience and expertise; and directors must have a commitment to enhancing stockholder value.

The Nominating and Governance Committee also considers numerous other qualities, skills and characteristics when evaluating director nominees, such as: an understanding of and experience in network infrastructure and integration services and related technology, accounting, corporate governance, finance and/or marketing and leadership experience with public companies or other major complex organizations.

Process for Identifying and Evaluating Director Nominees

The Board of Directors is responsible for nominating its own members for election at each annual meeting of stockholders. The Board of Directors delegates the selection and nomination process to the Nominating and Governance Committee, with the expectation that other members of the Board of Directors, and of management, will be requested to take part in the process as appropriate.

Generally, the Nominating and Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisers, through the recommendations submitted by stockholders or through such other methods as the Nominating and Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Governance Committee. The Nominating and Governance Committee may gather information about the candidates through interviews, questionnaires, background checks, or any other means that the Nominating and Governance Committee deems to be helpful in the evaluation process. The Nominating and Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate in light of the criteria set forth above or established by the Nominating and Governance Committee from time to time, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. There is no difference in the criteria by which the Nominating and Governance Committee evaluates Director nominees, whether nominated by the Board of Directors or by a stockholder. Based on the results of the evaluation process, the Nominating and Governance Committee recommends candidates for the Board of Director’s approval as Director nominees for election to the Board of Directors. The Nominating and Governance Committee also recommends candidates for the Board of Director’s appointment to the committees of the Board of Directors.

Procedures for Recommendation of Director Nominees by Stockholders

The Nominating and Governance Committee will consider director nominee candidates who are recommended by stockholders of the Company. Stockholders, in submitting recommendations to the Nominating and Governance Committee for director nominee candidates, must deliver to the Nominating and Governance Committee any such recommendation for nomination not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting. Such recommendation for nomination must be in writing and include the following: name and address of the stockholder making the recommendation, as it appears on the Company’s books and records, and of such record holder’s beneficial owners; number of shares of capital stock of the Company that are owned beneficially and held of record by such stockholder and such beneficial owners; name of the individual recommended for consideration as a director nominee; all other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board of Directors and elected; and a written statement from the stockholder making the recommendation stating why such recommended candidate meets the Company’s criteria and would be able to fulfill the duties of a director.

Nominations must be sent to the attention of the Secretary of the Company by U.S. mail (including courier or expedited delivery service) to: Soapstone Networks Inc., One Federal Street, Billerica, MA 01821 or by facsimile to: (978) 715-2396, Attn: Secretary of Soapstone Networks Inc.

The Secretary of the Company will promptly forward any such nominations to the Nominating and Governance Committee. As a requirement to being considered as a director for nomination to the Company’s Board of Directors, a candidate will need to comply with the following minimum procedural requirements: a candidate must undergo a comprehensive private investigation background check from a qualified company of the Company’s choosing and a candidate must complete a detailed questionnaire regarding their experience, background and independence. Once the Nominating and Governance Committee receives the nomination of a candidate and the candidate has complied with the minimum procedural requirements above, such candidacy will be evaluated in accordance with the minimum criteria set forth above and a recommendation with respect to such candidate will be delivered to the Board of Directors.

Policy Governing Stockholder Communications with the Board of Directors

The Board of Directors provides to every stockholder the ability to communicate with the Board of Directors as a whole and with individual directors on the Board of Directors through an established process for stockholder communication as follows: for communications directed to the Board of Directors as a whole, stockholders may send such communications to the attention of the Chairperson of the Board of Directors via one of the two methods listed below: (1) by U.S. mail (including courier or expedited delivery service) to: Soapstone Networks Inc., One Federal Street, Billerica, MA 01821, Attn: Chairperson of the Board of Directors, c/o Secretary of Soapstone Networks Inc., or (2) by facsimile to: (978) 715-2396, Attn: Chairperson of the Board of Directors, c/o Secretary of Soapstone Networks Inc. For stockholder communications directed to an individual Director in his or her capacity as a member of the Board of Directors, stockholders may send such communications to the attention of the individual Director via one of the two methods listed below: (1) by U.S. mail (including courier or expedited delivery service) to: Soapstone Networks Inc., One Federal Street, Billerica, MA 01821, Attn: [Name of Individual Director], c/o Secretary of Soapstone Networks Inc. or (2) by facsimile to (978) 715-2396, Attn: [Name of Individual Director], c/o Secretary of Soapstone Networks Inc.

The Secretary of the Company will forward any such stockholder communication to the Chairperson of the Board of Directors, as a representative of the Board of Directors, and/or to the individual director to whom the communication is addressed, on a periodic basis. The Company will forward such communications by Certified U.S. mail to an address specified by each director and the Chairperson of the Board of Directors for such purposes or by electronic transmission.

For more information regarding the Company’s corporate governance policies, you are invited to access the Corporate Governance section of our website at www.soapstonenetworks.com. By providing these documents, however, we do not intend to incorporate the contents of the website into this proxy statement.

EXECUTIVE COMPENSATION

Included below is information regarding compensation paid to the Company’s named executive officers, as previously reported in our amended Annual Report on Form 10-K/A filed on April 30, 2009.

Compensation Discussion and Analysis

The Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) is composed entirely of directors who meet the independence standards of the applicable Regulatory Bodies and is responsible for determining, establishing and approving base compensation and all bonus, incentive, equity and other compensation for the Company’s Chief Executive Officer and other executive officers of the Company.

For the purposes of this proxy statement, including this Compensation Discussion and Analysis (the “CD&A”) the term “named executive officer” means our Chief Executive Officer, William J. Leighton, our Chief Financial Officer, William J. Stuart, our principal accounting officer and Vice President of Finance, T.S. Ramesh, and our Vice President, General Counsel and Secretary, Michael J. Cayer, who was elected an executive officer in July 2008. In addition, our named executive officers include our former Senior Vice President of Marketing and Business Development, Esmeralda S. Swartz, whose employment with the Company terminated on June 17, 2009 in connection with the winding down of the business, and former Senior Vice President of Research and Development and Chief Technology Officer, Larry R. Dennison, whose employment with the Company terminated in October 2008.

Compensation Program

Our executive compensation program is designed to:

•	attract and retain highly qualified individuals as executive officers by offering competitive compensation packages;

•	reward such officers for their contributions to the achievement of Company goals and objectives; and

•	align the financial interests of our executive officers with the interests of our stockholders.

Our Compensation Committee’s philosophy is that the compensation packages for our named executive officers should reflect the success of the Company. Accordingly, the compensation packages for our named executive officers generally reflect base salary in an amount designed to be competitive with companies with which we compete for qualified executives, cash incentives tied to the executive’s base salary and awarded upon the achievement of certain performance objectives, and equity awards intended to link executive performance to market performance and incentivize executives to enhance the value of the Company. There is no pre-established formula or fixed target for the allocation between either cash and non-cash compensation, or short-term and long-term incentive compensation.

The Compensation Committee sets each executive’s compensation package at the time of hire and generally reviews and adjusts such compensation in January or February of each year. In certain instances, the Compensation Committee may review and adjust compensation at other times during the year. For example, in 2007, the Compensation Committee adjusted Mr. Stuart’s compensation on the one-year anniversary of his employment with the Company and, in 2008, the Company adjusted Ms Swartz’s and Dr. Dennison’s compensation in connection with their election as executive officers of the Company. The Compensation Committee makes its decisions based on a number of factors including:

•	the recommendations of our Chief Executive Officer, Dr. Leighton (except when we are determining his own compensation);

•	market information from published survey data and the public filings of companies that the Compensation Committee considers to be our peers;

•	the qualifications, experience, responsibilities and performance of each named executive officer;

•	salary in prior years (including, for new hires, with respect to previous employment), incentive compensation and equity awards;

•	the number of shares vested under prior equity awards; and

•	the success of each named executive officer in contributing to the achievement of the Company’s strategic business objectives.

However, the Compensation Committee does not rely on predetermined formulas or criteria in making determinations regarding executive compensation and may consider any factor that it considers pertinent to the compensation decision. Based on such considerations, the Compensation Committee seeks to set total executive compensation near the average of compensation of named executive officers with comparable qualifications, experience and responsibilities within our peer group. We have historically had a limited number of named executive officers, and we have attempted to establish compensation levels that reflect the significant qualifications and abilities of these individuals, our interest in retaining and motivating these focused teams, and the financial interests of the Company.

Benchmarking. The Compensation Committee looks at executive compensation data from the Radford Executive Survey, a technology company executive compensation survey to which we subscribe, in determining base salary and cash incentive targets. In reviewing compensation for 2008, the Compensation Committee reviewed data from the Radford Executive Survey’s January 2008 Custom Survey for software product and service companies, reflecting our peer group as we transitioned from core router sales and service to focus on our Soapstone software solution, including data on the following groups of companies: (i) national public companies with revenues of less than $200 million; (ii) national public software companies; and (iii) Massachusetts-based public technology companies with revenues of less than $200 million. The Compensation Committee reviewed public compensation disclosure for the following companies that it views as our peer group:

American Science and Engineering Inc. Aspect Software, Inc. Aspen Technology, Inc. Big Band Networks, Inc. Mercury Computer Systems, Inc. NaviSite, Inc. Netscout Systems, Inc.	Nuance Communications, Inc. Pegasystems Inc. Progress Software Corporation SeaChange International, Inc. Sonus Networks, Inc. Unica Corporation Vicor Corp.

Role of Executive Officers. Both Dr. Leighton and Mr. Stuart participate in the compensation process by reviewing and discussing the benchmarking data of our peer group, as well as the market data analysis and industry trend reports prepared by our human resources department. Dr. Leighton then makes recommendations on executive compensation, excluding his own, to the Compensation Committee based on his review and discussion with Mr. Stuart, his analysis of the contributions of each named executive officer, his experience as a chief executive, his analysis of performance incentives, and other strategic considerations. The Compensation Committee retains the right to accept, reject or modify such recommendations and, historically, has exercised such right. Dr. Leighton attends Compensation Committee meetings and participates in discussions regarding the compensation of all named executive officers, with the exception of his own. Dr. Leighton does not participate in executive sessions of the Compensation Committee in which compensation decisions are made.

Elements of 2008 Compensation

Annual named executive officer compensation consists of the following elements:

•	base salary;

•	cash incentive awards;

•	equity awards; and

•	participation in benefit plans generally available to other employees.

We believe all four elements were crucial in 2008 helping us attract, retain and reward experienced and talented executive officers able to successfully manage our business, particularly given our transition away from core router development and sales to the development and sales of our Soapstone solution during 2008.

Base Salary. The Compensation Committee establishes base salary levels in accordance with the philosophy outlined above at levels commensurate with our position in the industry and the experience of our executives. In establishing base salary, the Compensation Committee considers a number of factors including:

•	base salaries paid by the companies that the Compensation Committee has identified as our peer group;

•	the recommendation of Dr. Leighton;

•	individual performance or previous experience;

•	principles of internal equity; and

•	cost of living adjustments.

We aim to set base salaries for our named executive officers near the median of companies within our peer group, which we believe fairly compensates our named executive officers for their services. The procedure for determining the base salary for named executive officers is as follows: First, Dr. Leighton and Mr. Stuart review benchmarking data, market data analysis and industry trends and set guidelines for base salary. Then, based on the guidelines, Dr. Leighton provides recommendations for salary levels for each named executive officer, excluding himself, to the Compensation Committee. The Compensation Committee reviews Dr. Leighton’s recommendations in light of its own review of the benchmarking data, market data analysis and industry trends, and experience in industry and on other boards then sets the annual compensation for each such executive.

Incentive Awards. Named executive officers are eligible to receive cash incentive awards under the Company’s Executive Incentive Plan (“EIP”) upon the achievement by the Company of performance objectives. The EIP is administered by the Compensation Committee. The Compensation Committee has set EIP payout targets for each named executive officer, which are expressed as a percentage of annual base salary. Payout targets are intended to be commensurate with payout targets at companies in our peer group and are reviewed each year. Payout targets are determined by position rather than individually. The Compensation Committee sets performance objectives for the Company on a periodic basis, either annually, semi-annually or quarterly. Performance objectives measure company, rather than individual, performance. Historically, these performance objectives have related to revenue generation, profitability targets, cost targets, and strategic qualitative targets.

The Company must reach minimum milestones within the above listed objectives in order for the named executive officers to receive a cash incentive award. The minimum award is 50% of the target payout if the Company achieves 50% of the performance objectives. If the Company exceeds the performance objectives, the Compensation Committee may grant in its discretion a cash incentive award of more than the target payout. Because awards granted pursuant to the EIP are performance based, the target milestones encourage named executive officers to help us meet and exceed our Company’s current and future financial and strategic goals. The EIP objectives have historically been challenging but attainable.

We may also, from time to time, award special one-time bonuses to a named executive officer for his or her individual contribution toward the success of a specific project.

Equity Awards. We believe in granting equity incentives to named executive officers to help align the named executive officers’ financial interests with those of our stockholders by maximizing stock price over the long term. Our policy is to grant equity awards to new named executive officers at the time of hire and on an ongoing basis. The Compensation Committee annually determines the appropriate pool for awards, based on the total amount of shares authorized for issuance under our equity compensation plans, our annual burn rate, which is the number of equity awards the Company grants on an annual basis, and other factors. The size of the grants to named executive officers and the type of the award is determined by the Compensation Committee based on the named executive officer’s position within the Company and a review of a number of factors, including:

•	the contributions of the named executive officer;

•	the vesting of previous grants;

•	the number of shares available for awards in the award pool for a given year;

•	the number of participants in the award pool;

•	the number of awards previously granted by the Company; and

•	accounting considerations.

In general, the Compensation Committee does not heavily weigh the gains actually realized by individual named executive officers from the exercise of option awards or the vesting of restricted stock awards granted in prior years in setting current compensation packages. The Compensation Committee does, however, seek to ensure that each named executive officer has a significant value of unvested equity awards. Historically, the Company has awarded both stock options and restricted stock to named executive officers under our 2000 Stock Option and Incentive Plan, as amended, and stock options under our 2008 Global Stock Plan. The Compensation Committee makes the determination whether to grant stock options or restricted stock by weighing the financial effects on the Company, and the benefits and drawbacks of each type of award for the named executive officers. Such determination is made at the time of the grant. In general, the Company grants stock options to its named executive officers and restricted stock is only granted in certain special instances. Stock options typically vest over the course of four years, which gives our named executive officers an incentive to remain with the Company for an extended period. With respect to historic grants, restricted stock generally vests upon the earlier to occur of the fifth anniversary of the grant date or the achievement of specified Company financial performance milestones, further rewarding the officers for working to meet the Company’s goals.

Benefits Plans. In addition to the annual base salary, incentive compensation and equity included in our compensation program, each named executive officer is eligible to participate in our employee stock purchase plan, and health, disability and life insurance benefits on the same terms as the rest of our employees, with the exception that the life insurance benefit for the position of vice president and above is equal to three times annual base salary and the benefit for other employees is two times annual base salary. We believe that these additional benefits are comparable to those offered by similarly situated companies and are necessary to attract and retain talented employees. Our employee stock purchase plan allows employees to purchase a limited number of shares of our Common Stock at a discounted purchase price of 85% of the lesser of the market price of our Common Stock on the first offering date or last business day of a six-month purchase period. This provides incentives to employees and named executive officers alike to participate in the future success of the Company by giving them the opportunity to purchase our stock at a discounted price. The Company generally does not offer deferred compensation of any kind, nor does it offer retirement benefits other than a 401(k) defined contribution plan. The Company typically matches 50% of the contributions made by named executive officers and other employees to the 401(k) plan up to a maximum of 3% of annual salary.

Other Compensation. While base salary, incentive awards, equity awards and standard employee benefits are the primary elements of the compensation packages of our named executive officers, the Compensation Committee may determine that additional forms of compensation are warranted based on a consideration of the needs of the Company and each individual officer. In connection with the acceptance of their employment with the Company, we agreed to provide a reasonable housing allowance to each of Dr. Leighton and Mr. Stuart in lieu of relocation expenses. In general, the housing allowances are administered and reimbursed under the Company’s standard travel policy guidelines and we believe are not excessive given reasonable housing availability in the general area of our headquarters. In connection with his termination of employment, Dr. Dennison received six months of severance which has been paid out in accordance with the Company’s normal payroll practices.

The Compensation Committee reviews and approves reimbursements that fall outside of the guidelines on a case-by-case basis. The Compensation Committee believes that its flexibility in tailoring these elements of the compensation packages to each particular executive enables the Company to attract qualified and motivated individuals from a broader geographic area.

Change of Control Arrangements. It is the Company’s belief that the interests of our stockholders will be best served if the interests of our named executive officers are aligned with them, and providing change of control benefits allows the named executive officers to undertake decisive action at the direction of the Board of Directors to pursue a range of strategic alternatives in the long-term interests of both the Company and the stockholders while minimizing short-term concerns over individual financial security. Accordingly, the Company has entered into certain Severance Pay Agreements with Dr. Leighton, Mr. Stuart and Mr. Cayer, each of which contain change of control provisions. In addition, the Company has entered into Severance Agreements, as well as change of control arrangements (pursuant to certain Retention Bonus Agreements) with Mr. Ramesh and Ms. Swartz. The terms of the above mentioned Severance Pay Agreements and Retention Bonus Agreements are described in the “Change in Control and Severance Agreements” section of this proxy statement.

Determination of Compensation

Base Salary. In 2008, Dr. Leighton, Mr. Stuart, Mr. Ramesh, Ms. Swartz and Mr. Cayer received base salaries of $300,000, $294,000, $192,060, $236,383 and $95,192, respectively. The annual base salary of Dr. Leighton and Mr. Stuart remained unchanged from the prior year. The Compensation Committee believes that, in light of the transformation of the Company, it is appropriate to emphasize the equity element of Dr. Leighton’s and Mr. Stuart’s compensation to better align their interests with those of the Company’s stockholders. In February 2008, Mr. Ramesh received an increase in annual base salary to $192,413, retroactive to December 31, 2007, and Ms. Swartz received an increase in annual base salary to $250,000, effective March 1, 2008 in connection with her promotion and election as an executive officer of the Company. The salary for Mr. Cayer represents payment for only part of 2008 as he joined the Company in July 2008.

The annualized base salary rate for each current named executive officer as of the end of 2008 is compared to the Radford Survey averages for the same positions below:

Name and Position	2008 Annualized Base Salary Rate	Average Annual Base Salary from survey data
William J. Leighton President and Chief Executive Officer	$300,000	$379,300

William J. Stuart Chief Financial Officer, Senior Vice President of Finance and Treasurer	$294,000	$259,000

Esmeralda S. Swartz (1) Senior Vice President of Marketing and Business Development	$250,000	$216,800

T.S. Ramesh Principal Accounting Officer and Vice President of Finance	$192,413	$197,600

Michael J. Cayer Vice President, General Counsel and Secretary	$225,000	$236,500

(1)	As previously disclosed, in connection with the winding down of the business, the Company has terminated the employment of Ms. Swartz, effective as of June 17, 2009.

Incentive Awards. The 2008 EIP payouts for the named executive officers were based on the Company’s achievement of performance objectives related to the development and marketing of the Soapstone solution. For 2008, the payout targets were 50% of annual base salary for the Chief Executive Officer and Senior Vice Presidents and 35% of annual base salary for Vice Presidents.

The objectives for the first half of 2008 focused on engineering and marketing the Soapstone solution. Within the engineering objective, the Compensation Committee set specific development milestones including product beta testing and interoperability demonstrations. Within the marketing objective, the Compensation Committee set specific milestones for identifying new partners and potential customers. Additionally, 25% of Mr. Ramesh’s EIP goals were based on certain administrative objectives including the implementation of a new financial system and planning for the move of the Company’s headquarters.

Reflecting the Company’s successful achievement of its development and strategic objectives in the first half of 2008, the Company paid cash incentive awards to the named executive officers in July 2008 pursuant to the EIP at 102.5% of the payout target for the first half of 2008. In addition, due to the successful achievement of the administrative objectives ahead of schedule, the 25% of Mr. Ramesh’s EIP goals applicable to such objectives were paid out at 150% of the target for the first half of 2008. Accordingly, the Company made the following payments to named executive officers under the EIP for the first half of 2008: (i) Dr. Leighton’s target payout was 50% of his first half base salary and he received an incentive award of $76,875; (ii) Mr. Stuart’s target payout was 50% of his first half base salary and he received an incentive award of $75,338; (iii) Dr. Dennison’s target payout was 50% of his base salary and he received an incentive award of $60,832; (iv) Ms. Swartz’s target payout was 50% of her base salary and she received an incentive award of $59,108; and (v) Mr. Ramesh’s payout target was 35% of his base salary and he received an incentive award of $38,513. Mr. Cayer joined the Company in July 2008 and was not eligible for EIP incentive payments for the first half of 2008.

The objectives for the Soapstone business for the second half of 2008 focused on engineering, marketing and sales progress for the Soapstone solution. Within the engineering objective, the Compensation Committee set specific milestones for delivering various software releases and functionalities, successfully demonstrating the product and compliance testing. Within the marketing objective, the Compensation Committee set specific milestones for identifying new partners and customers, preparing software documentation, and issuing press releases in respect of meeting such goals.

The Compensation Committee determined that the Company had achieved 70% of its financial and strategic goals for the second half of 2008. However, given the macro-economic environment and the Company’s contemporaneous reduction in workforce, on management’s recommendation, no EIP payments were made for the second half of 2008.

Equity Awards. In connection with management continuing to execute on the Soapstone technology solution, the Compensation Committee approved an annual focal grant of the stock options to the current named executive officers in May of 2008:

Name:	Number of Options
William J. Leighton	75,000
William J. Stuart	50,000
T.S. Ramesh	30,000
Esmeralda S. Swartz (1)	50,000

(1)	As previously disclosed, in connection with the winding down of the business, the Company has terminated the employment of Ms. Swartz, effective as of June 17, 2009.

In July of 2008, the Company awarded an initial grant of 60,000 stock options to Mr. Cayer upon his appointment as Vice President, General Counsel and Secretary of the Company.

Other Compensation. As stated above, the Company agreed to pay a reasonable housing allowance to each of Dr. Leighton and Mr. Stuart in lieu of relocation expenses. In 2008 the Company paid $53,802 in respect of Dr. Leighton’s housing allowance, related travel expenses and related tax gross-ups, and $30,756 in respect of Mr. Stuart’s housing allowance and related tax gross-ups. As part of Dr. Dennison’s employment termination in October 2008 and in accordance with his Severance Agreement, the Company agreed that for six months it would pay Dr. Dennison’s base salary, as well as the same percentage of his monthly COBRA premiums that it pays for the healthcare premiums of active employees. This resulted in accrued payments of $125,000 for salary and $7,983 for healthcare premiums.

Accounting and Tax Implications

On December 2004, the Financial Accounting Standards Board issued FASB Statement No. 123(R), Share Based Payment, which requires all companies to treat the fair value of stock options granted to employees as an expense. As a result of this standard, effective for periods beginning after January 1, 2006, we are required to record a compensation expense equal to the fair value of each stock option granted. FAS 123(R) requirements reduce the attractiveness of granting stock options because of the additional expense associated with these grants, which have impacted and will continue to negatively impact our results of operations. Nevertheless, the Compensation Committee has determined that stock options are an important employee recruitment and retention tool, and, to date, we have not reduced the scope of our stock option program. We have, however, utilized restricted stock awards at times to incentivize executives and mitigate the associated accounting charges and share dilutions.

In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company cannot deduct for federal income tax purposes compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Compensation Committee’s present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

In addition, Section 409A of the Code imposes significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not meet the requirements of 409A. The Company seeks to structure its executive compensation packages to comply with the applicable 409A requirements to avoid such taxes.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

William Ingram, Chairman

Richard T. Liebhaber

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in any such filing.

Summary Compensation Table

The following table sets forth information concerning compensation earned for the fiscal years ended December 31, 2008, December 31, 2007 and December 31, 2006 for our named executive officers:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
William J. Leighton	2008	300,000	—	—	377,104		76,875	—	62,160	(4)	816,139
President and Chief Executive Officer	2007	300,000	—	—	437,302		205,500	—	64,576		1,007,378
	2006	300,000	—	264,500	259,782		152,250	—	52,867		1,029,399

William J. Stuart	2008	294,000	—	—	259,801		75,338	—	39,087	(5)	668,226
Chief Financial Officer, Senior Vice President of Finance and Treasurer	2007	284,038	—	123,900	321,742		196,140	—	18,829		944,649
	2006	86,154	60,000	165,200	60,277		44,100	—	4,378		420,109

T.S. Ramesh	2008	192,060	—	—	103,948		38,513	—	6,679	(6)	341,200
Principal Accounting Officer and Vice President of Finance	2007	182,548	91,625	51,622	117,144		87,868	—	30,840		561,647
	2006	157,649	10,000	30,833	51,535		42,279	—	563		292,859

Esmeralda S. Swartz (7)	2008	236,383	—	—	370,916		59,108	—	1,143	(8)	667,550
Senior Vice President of Marketing and Business Development

Michael J. Cayer (9)	2008	95,192	—	—	37,709		—	—	3,312	(10)	136,213
Vice President, General Counsel and Secretary

Larry R. Dennison (11)	2008	194,156	—	—	—	(12)	60,832	—	152,207	(13)	407,195
Former Chief Technology Officer and Senior Vice President of Research and Development

(1)	The fair value of stock awards is determined based on the fair market value of the stock on the date of grant. Amounts disclosed represent the expenses associated with all unvested stock awards recorded in 2008, 2007 and 2006 based on the shorter of the expected performance period or vesting period.

(2)	Represents the compensation associated with all stock options granted for each individual named executive officer which was recognized by the Company in fiscal years 2008, 2007 and 2006 as estimated using the Black-Scholes valuation model in accordance with FAS 123(R). The above valuations incorporate certain key assumptions which are described more fully in footnote 1(j) to our audited financial statements for the fiscal year ended December 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2009 and does not adjust for future forfeitures of such awards.

(3)	Represents cash payments earned under our Executive Incentive Plan, including amounts paid in a subsequent year, as discussed more fully in our “Compensation Discussion and Analysis” section in this proxy statement.

(4)	Represents $53,802 in reimbursements for commuting and temporary lodging expenses grossed up for tax purposes, in lieu of relocation expenses, $1,458 related to an annual life insurance premium and $6,900 related to the Company’s 401(k) Plan matching program.

(5)	Represents $30,756 in reimbursements for temporary lodging expenses grossed up for tax purposes, in lieu of relocation expenses, $1,431 related to an annual life insurance premium and $6,900 related to the Company’s 401(k) Plan matching program.

(6)	Represents $917 related to an annual life insurance premium and $5,762 related to the Company’s 401(k) Plan matching program.

(7)	As previously disclosed, in connection with the winding down of the business, Ms. Swartz’s employment with the Company terminated effective June 17, 2009.

(8)	Represents $1,143 related to an annual life insurance premium.

(9)	Mr. Cayer joined the Company and was elected as an executive officer in July 2008.

(10)	Represents $456 related to an annual life insurance premium and $2,856 related to the Company’s 401(k) Plan matching program.

(11)	Dr. Dennison’s employment with the Company terminated effective October 6, 2008.

(12)	Upon the termination of his employment with the Company, Dr. Dennison forfeited 126,419 shares subject to unvested options.

(13)	All Other Compensation includes $936 related to an annual life insurance premium and the following payments made to Dr. Dennison in respect of his severance agreement with the Company: $17,288 for accrued vacation, $125,000 for six months salary continuation, $7,983 for six months health benefits continuation and $1,000 paid for a patent filing bonus.

Grants of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards earned for the fiscal year ended December 31, 2008 for the named executive officers:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards($)	Grant Date Fair Value of Stock and Option Awards($)(1)
William J. Leighton	5/7/2008	—	75,000	6.76	257,310
William J. Stuart	5/7/2008	—	50,000	6.76	171,540
T.S. Ramesh	5/7/2008	—	30,000	6.76	102,924
Esmeralda S. Swartz (2)	5/7/2008	—	50,000	6.76	171,540
Michael J. Cayer	7/14/2008	—	60,000	4.58	137,580
Larry R. Dennison (3)	5/7/2008	—	50,000	6.76	171,540

(1)	Represents the fair value of the awards estimated in accordance with FAS 123(R). Regardless of the value placed on a stock option on the grant date, the actual value of the option will depend on the market value of the common stock at such future date as the option is exercised.

(2)	As previously disclosed, in connection with the winding down of the business, Ms. Swartz’s employment with the Company terminated effective June 17, 2009.

(3)	Dr. Dennison’s employment with the Company terminated effective October 6, 2008. Upon the termination of his employment, Dr. Dennison forfeited the shares subject to this option grant.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.

The Company sets the amount of salary and bonus for its executive officers using the policies and procedures set forth in the “Compensation Discussion and Analysis” section above. We have a limited number of executives with broad functional responsibilities and substantial industry experience. We rely heavily on these named executive officers and endeavor to set the salary and bonus component of each named executive officer’s compensation at a level which is commensurate with their experience, responsibility and industry practice, while including an equity and incentive component that is a meaningful proportion of the total compensation. We do not enter into employment agreements with our named executive officers; however, we have entered into Severance Pay Agreements with each of Dr. Leighton, Mr. Stuart, Mr. Ramesh, Ms. Swartz and Mr. Cayer as described more fully in the “Change in Control and Severance Agreements” section of this proxy statement.

Other than those to Mr. Cayer, all of the awards listed in the “Grants of Plan-Based Awards Table” above were granted under the Company’s 2000 Stock Option and Incentive Plan. Mr. Cayer’s award was granted under the Company’s 2008 Global Stock Plan. The stock option award granted to Dr. Leighton in the amount of 75,000 options on May 7, 2008 vests over four years in equal monthly installments of 2.0833%. The stock option award granted to Mr. Stuart in the amount of 50,000 options on May 7, 2008 vests over four years in equal monthly installments of 2.0833%. The stock option award granted to Mr. Ramesh in the amount of 30,000 options on May 7, 2008 vests over four years in equal monthly installments of 2.0833%. The stock option award granted to Ms. Swartz in the amount of 50,000 options on May 7, 2008 vests over four years in equal monthly installments of 2.0833%. The stock option award granted to Mr. Cayer in the amount of 60,000 options on July 14, 2008 vests 25% on the first anniversary of the grant date and the balance over the remaining three years in equal monthly installments of 2.0833%.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards, as of the completed 2008 fiscal year, held by the named executive officers:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested(#)	Market Value of Shares or Units of Stock that Have Not Vested($)
William J. Leighton (1)
May 26, 2004	11,375	—	—	8.18	5/26/2014	—	—
July 20, 2004	1,625	—	—	7.87	7/20/2014	—	—
April 27, 2005	307,500	32,500	—	3.55	4/27/2015	—	—
May 3, 2007	61,750	94,250	—	6.08	5/3/2017	—	—
May 7, 2008	10,937	64,063	—	6.76	5/7/2018	—	—

William J. Stuart (2)
August 28, 2006	49,291	35,209	—	7.31	8/28/2016	—	—
May 3, 2007	41,166	62,834	—	6.08	5/3/2017	—	—
May 7, 2008	7,291	42,709	—	6.76	5/7/2018	—	—

T.S. Ramesh (3)
April 22, 2003	3,552	—	—	3.08	4/22/2013	—	—
June 11, 2004	3,000	—	—	8.28	6/11/2014	—	—
May 31, 2006	34,937	4,063	—	4.68	5/31/2016	—	—
May 3, 2007	15,437	23,563	—	6.08	5/3/2017	—	—
May 7, 2008	4,375	25,625	—	6.76	5/7/2018	—	—

Esmeralda S. Swartz (4)
May 1, 2000	339	—	—	12.31	05/01/2010	—	—
May 1, 2002	4,259	—	—	5.91	05/01/2012	—	—
May 21, 2002	7,314	—	—	5.82	05/21/2012	—	—
June 11, 2004	2,235	—	—	8.28	6/11/2014	—	—
May 31, 2006	14,625	4,063	—	4.68	5/31/2016	—	—
May 3, 2007	25,729	39,271	—	6.08	05/03/2017	—	—
August 1, 2007	1,666	3,334	—	10.16	08/01/2017	—	—
November 1, 2007	20,312	54,688	—	7.99	11/01/2017	—	—
May 7, 2008	7,291	42,709	—	6.76	5/7/2018	—	—

Michael J. Cayer (5)
July 14, 2008	—	60,000	—	4.58	07/14/2018	—	—

Larry R. Dennison (6)
March 18, 1999	8,000	—	—	6.15	01/4/2009	—	—

(1)	Each of Dr. Leighton’s remaining unvested option awards vest in equal monthly increments of 2.0833% per month of the original grant amount.

(2)	Each of Mr. Stuart’s remaining unvested option awards vest in equal monthly increments of 2.0833% per month of the original grant amount.

(3)	Each of Mr. Ramesh’s remaining unvested option awards vest in equal monthly increments of 2.0833% per month of the original grant amount.

(4)	As previously disclosed, in connection with the winding down of the business, Ms. Swartz’s employment with the Company terminated effective June 17, 2009.

(5)	Mr. Cayer’s option award vests 25% on the first anniversary and the balance in equal monthly increments of 2.0833%.

(6)	Dr. Dennison’s employment with the Company terminated effective October 6, 2008. Upon the termination of his employment, Dr. Dennison had 90 days (through January 4, 2009) to exercise this grant of options after which any unexercised portion would be cancelled. Dr. Dennison did not elect to exercise any of these options within this period.

Option Exercises and Stock Vested Table

No named executive officer exercised an option award or vested restricted stock during the fiscal year ended December 31, 2008. Accordingly, we have not included the Option Exercises and Stock Vested Table.

Report of the Audit Committee

The Board of Directors has an Audit Committee which assists it in the oversight of the accounting and financial reporting process and internal controls of the Company and which oversees the appointment and activities of the Company’s independent registered public accounting firm, including the annual audit of the Company’s consolidated financial statements. The Audit Committee regularly discusses with management and the independent registered public accounting firm the financial information developed by the Company, the Company’s systems of internal controls and its audit process. As part of its duties under its charter, the Audit Committee appoints, evaluates and retains the Company’s independent registered public accounting firm each fiscal year. It also maintains direct responsibility for the compensation, termination and oversight of the independent registered public accounting firm and evaluates their qualifications, performance and independence. Under its charter, the Audit Committee will approve all services provided to the Company by the independent registered public accounting firm and will review all non-audit-related services to ensure they are permitted under current laws and regulations. The Audit Committee has adopted a policy that it will pre-approve non audit-related services to be performed by the Company’s independent registered public accounting firm.

The Audit Committee has reviewed the audited consolidated financial statements of the Company as of December 31, 2008 and for the year ended December 31, 2008, and has discussed them with both management and Ernst & Young LLP, the Company’s independent registered public accounting firm. Management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T), including various matters pertaining to the audit, including the Company’s financial statements, the report of the independent registered public accounting firm on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by the Company. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board regarding the independent registered accounting firm’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP.

Based on its review of the financial statements and these discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

THE AUDIT COMMITTEE

Richard T. Liebhaber, Chairman

William Ingram

Robert P. Schechter

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in any such filing.

Relationship with the Independent Registered Public Accounting Firm

Ernst & Young LLP has been the independent registered public accounting firm that audits the financial statements of the Company and its subsidiaries since July 1, 2002.

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services performed by Ernst & Young LLP. The Audit Committee pre-approved the provision of the services described below in accordance with such policy and determined that the provision of such services was compatible with the maintenance of Ernst Young LLP’s independence in the conduct of its audit.

Fees

The following sets forth the aggregate fees billed by Ernst & Young LLP to the Company for services provided during the fiscal years ended December 31, 2008 and December 31, 2007.

Audit Fees

Fees for audit services totaled approximately $282,000 for 2008 and $336,000 for 2007, including fees associated with the annual audit, including the audit of the effectiveness of internal control over financial reporting and the reviews of the Company’s quarterly reports on Form 10-Q.

Audit-Related Fees

Fees for audit-related services totaled approximately $1,500 for 2008 and $1,500 for 2007. Audit-related services in both 2007 and 2008 related to the provision by Ernst & Young LLP of on-line technical resources.

Tax Fees

Fees for tax services, including tax compliance and tax advice were approximately $54,000 for 2008 and $64,000 for 2007.

All Other Fees

There were no fees billed by Ernst & Young LLP for services other than those described above for fiscal years 2008 and 2007.

In 2008 and 2007, no fees were paid to Ernst & Young LLP under a de minimus exception to the rules and regulations of the Regulatory Bodies applicable to the Company relating to the provision of audit services that waives the pre-approval requirement for certain audit-related, tax and other services provided by the registered public accounting firm.

Compensation Committee Interlocks and Insider Participation

Currently, Mr. Ingram and Mr. Liebhaber serve as members of the Compensation Committee of the Board of Directors. The Compensation Committee establishes the salary and other compensation for the Company’s executive officers and administers the Company’s stock plans. Mr. Liebhaber and Mr. Ingram are not and have never been employed by Soapstone Networks Inc. No interlocking relationship exists between any member of our Board of Directors or our Compensation Committee and any member of the Board of Directors or compensation committee of any other company and no such interlocking relationship has existed in the past.

Transactions with Related Persons

In connection with the review and approval or ratification of any related party transaction, the Audit Committee considers whether the transaction will compromise the Company’s professional standards included in its Code of Business Conduct and Ethics. In the case of any related person transaction involving an outside director or nominee for director, the Audit Committee also considers whether the transaction will compromise the director’s status as an independent director as prescribed in the Nasdaq listing standards.

All related person transactions are required to be disclosed in the Company’s applicable filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended and related rules.

In 2008, the Company was not a participant in any transaction or series of transactions or business relationship in which the amount involved exceeded $120,000 and in which any of its officers, directors or stockholders who own more than 5% of the Company’s Common Stock had or will have a direct or indirect material interest, nor is there currently proposed any such transaction or series of transactions or business relationship.

Compensation of Directors

During the fiscal year ended December 31, 2008, directors who are not otherwise employed by the Company received annual cash compensation for their services as directors, and reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings. Such directors receive annual cash compensation in the amount of $15,000, paid quarterly, and $1,000 for each Board or Committee meeting attended in person or $500 for each Board or Committee meeting attended telephonically.

Pursuant to our 2008 Global Stock Plan, each Non-Employee Director who becomes a member of the Board of Directors will be automatically granted on the date first elected to the Board of Directors an option to purchase 11,500 shares of the Common Stock, which will vest in four equal installments over four years. In addition, provided that the director continues to serve as a member of the Board of Directors, each Non-Employee Director will be automatically granted on the date of each annual meeting of stockholders following his or her initial option grant date an option to purchase 6,500 shares of the Common Stock, 2,167 shares of which will vest immediately and 4,333 shares of which will vest in four installments over four years. Grants are subject to adjustment as set forth in the 2008 Global Stock Plan.

Name(1)	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Richard T. Liebhaber	2008	$31,500	—	$13,868	—	—	—	$45,368
Robert P. Schechter	2008	$28,500	—	$13,868	—	—	—	$42,368
William Ingram	2008	$30,500	—	$13,868	—	—	—	$44,368

(1)	For information concerning compensation earned in fiscal year 2008 by William J. Leighton, our President, Chief Executive Officer and a member of our board of directors, please see the Summary Compensation Table in this proxy statement.

(2)	Represents the expense associated with all stock options granted for each individual director which was recognized by the Company in fiscal year 2008 as estimated using the Black-Scholes valuation model in accordance with FAS 123(R). The above valuations incorporate certain key assumptions which are described more fully in footnote 1(j) to our audited financial statements for the fiscal year ended December 31, 2008, included in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2009 and does not adjust for future forfeitures of such awards.

Change in Control and Severance Agreements

Our Severance Pay Agreement, dated March 15, 2006, with William J. Leighton provides that upon termination of Dr. Leighton’s employment without cause at any time or by Dr. Leighton for good reason after a change of control, he will receive severance equal to twelve months salary and benefits and six months acceleration of remaining unvested options. Upon a change in control, Dr. Leighton will receive accelerated vesting of 50% of remaining unvested options. If, in connection with a change in control, Dr. Leighton is terminated without cause or resigns for good reason, he will receive accelerated vesting of 100% of remaining unvested options.

Our Severance Pay Agreement, dated August 28, 2006, with William J. Stuart provides that upon termination of Mr. Stuart’s employment without cause at any time or by Mr. Stuart for good reason after a change of control, Mr. Stuart will receive severance equal to twelve months salary and benefits. In the event that Mr. Stuart is terminated without cause prior to a change of control, he will receive six months acceleration of remaining unvested options. Upon a change in control, Mr. Stuart will receive accelerated vesting of 50% of remaining unvested options. If, in connection with a change in control, Mr. Stuart is terminated without cause or resigns for good reason, he will receive accelerated vesting of 100% of remaining unvested options.

Our Amended and Restated Severance Pay Agreement with Mr. Ramesh provides that upon termination of Mr. Ramesh’s employment without cause at any time or by Mr. Ramesh for good reason after a change of control, Mr. Ramesh will receive severance equal to six months salary and benefits. In the event that Mr. Ramesh is terminated without cause prior to a change of control, he will receive six months acceleration of remaining unvested options. In addition, our Amended and Restated Retention Bonus Agreement, with Mr. Ramesh provides that upon a change in control, Mr. Ramesh will receive accelerated vesting of 50% of remaining unvested options, and if, in connection with a change in control, Mr. Ramesh is terminated without cause or resigns for good reason, he will receive accelerated vesting of 100% of remaining unvested options.

Our Severance Pay Agreement, dated February 28, 2006, with Esmeralda S. Swartz provides that upon termination of Ms. Swartz’s employment without cause at any time or by Ms. Swartz for good reason after a change of control, Ms. Swartz will receive severance equal to six months salary and benefits. In the event that Ms. Swartz is terminated without cause prior to a change of control, she will receive six months acceleration of remaining unvested options. In addition, our Retention Bonus Agreement, dated February 28, 2006, with Ms. Swartz provides that upon a change in control, Ms. Swartz will receive accelerated vesting of 50% of remaining unvested options, and if, in connection with a change in control, Ms. Swartz is terminated without cause or resigns for good reason, she will receive accelerated vesting of 100% of remaining unvested options.

Our Severance Pay Agreement, dated July 14, 2008, with Michael J. Cayer provides that upon termination of Mr. Cayer’s employment without cause at any time or by Mr. Cayer for good reason after a change of control, Mr. Cayer will receive severance equal to twelve months salary and benefits. In the event that Mr. Cayer is terminated without cause prior to a change of control, he will receive six months acceleration of remaining unvested options. Upon a change in control, Mr. Cayer will receive accelerated vesting of 50% of remaining unvested options. If, in connection with a change in control, Mr. Cayer is terminated without cause or resigns for good reason, he will receive accelerated vesting of 100% of remaining unvested options.

In accordance with his Severance Pay Agreement with the Company, dated February 28, 2006, upon his termination in October 2008, the Company has agreed to pay Dr. Dennison six months salary and benefits. Dr. Dennison also received six months acceleration of his remaining unvested options.

Please see pages 25-26 for amounts that are expected to be paid out under these change of control and severance agreements if the stockholders approve the liquidation and dissolution of the Company pursuant to the Plan of Liquidation.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND DIRECTORS

The following table sets forth as of June 18, 2009 (unless otherwise indicated), certain information regarding beneficial ownership of the Company’s Common Stock (i) by each director of the Company and each nominee for director, (ii) by each named executive officer, (iii) by all directors and executive officers of the Company as a group and (iv) by each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock. Unless otherwise listed below, each five percent stockholder maintains a business address at: c/o Soapstone Networks Inc., One Federal Street, Billerica, Massachusetts, 01821.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature Of Beneficial Ownership (1)	Percent of Class (2)
Executive Officers and Directors
William J. Leighton (3)	Common Stock	493,334	3.2%
William J. Stuart (4)	Common Stock	159,640	1.1%
T.S. Ramesh (5)	Common Stock	89,358	*
Michael J. Cayer (6)	Common Stock	16,250	*
William Ingram (7)	Common Stock	13,670	*
Richard T. Liebhaber (8)	Common Stock	83,504	*
Robert P. Schechter (9)	Common Stock	26,004	*
All named executive officers and directors as a group (7 persons) (10)	Common Stock	881,760	5.6%

Five Percent (5%) Stockholders

Mark Nelson and Dana Johnson (11) Joint Tenants with the Right of Survivorship 1481 Sage Canyon Road St. Helena, CA 94574	Common Stock	1,289,498	8.7%

Renaissance Technologies LLC (12) 800 Third Avenue New York, NY 10022	Common Stock	1,142,000	7.7%

Dimensional Fund Advisors LP (13) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	Common Stock	929,153	6.2%

*	Less than one percent of the outstanding Common Stock.

(1)	The number of shares beneficially owned by each stockholder is determined in accordance with the rules of the SEC and are not necessarily indicative of beneficial ownership for any other purpose. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of June 18, 2009 are deemed outstanding for computing the percentage of the person or entity holding such securities, but are not deemed outstanding for computing the percentage of any other person or entity.

(2)	Percentage of beneficial ownership is based on 14,886,107 shares of Common Stock outstanding as of June 16, 2009.

(3)	Includes 464,187 shares issuable upon exercise of options within 60 days of June 18, 2009.

(4)	Includes 135,739 shares issuable upon exercise of options within 60 days of June 18, 2009.

(5)	Includes 76,864 shares issuable upon exercise of options within 60 days of June 18, 2009.

(6)	Includes 16,250 shares issuable upon exercise of options within 60 days of June 18, 2009.

(7)	Includes 13,670 shares issuable upon exercise of options within 60 days of June 18, 2009.

(8)	Consists of 25,000 shares held in a living trust for Mr. Liebhaber’s wife and 58,504 shares issuable upon exercise of options within 60 days of June 18, 2009.

(9)	Includes 26,004 shares issuable upon exercise of options within 60 days of June 18, 2009.

(10)	All directors, nominees and executive officers as a group hold options to purchase 791,218 shares of Common Stock which may be exercised within 60 days of June 18, 2009.

(11)	According to a Schedule 13D filed with the SEC dated October 1, 2008, Mark Nelson and Dana Johnson, joint tenants with the right of survivorship, have sole voting and dispositive power with respect to 1,289,498 shares, and that such shares are owned by the Cantus Foundation, of which Mr. Nelson and Ms. Johnson are directors. The Schedule 13D also states that Janet Pagano has sole voting and dispositive power with respect to 45,000 shares, and that Ms. Pagano is a general partner of Mithras Capital, LP, of which Mark Nelson and Dana Johnson, as trustees of the Mark Nelson and Dana Johnson Revocable Trust, dated November 17, 2005, are also general partners.

(12)	According to an Amended Schedule 13G filed with the SEC dated February 13, 2009, Renaissance Technologies LLC and its control person James H. Simons each had sole voting and dispositive power with respect to 1,142,200 shares, that certain funds and accounts managed by Renaissance Technologies LLC have the right to receive dividends and proceeds from the sale of such shares, and that RIEF Trading LLC holds of record more than 5% of such shares.

(13)	According to the Amended Schedule 13G filed with the SEC dated February 9, 2009, Dimensional Fund Advisors LP has sole voting with respect to 913,541 shares and sole dispositive power with respect to 929,153 shares, and these shares are owned by four investment companies and certain trusts and accounts to which Dimensional Fund Advisors LP provides investment advice.

STOCKHOLDER PROPOSALS

If the proposal to approve the liquidation and dissolution of the Company pursuant to the Plan of Liquidation is adopted, then the Company does not anticipate holding any further annual meetings. However, if the liquidation and dissolution of the Company pursuant to the Plan of Liquidation is not adopted, then proposals from stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the 2010 Annual Meeting of Stockholders pursuant to SEC Rule 14a–8 must be received at the Company’s principal executive offices not later than December 26, 2009. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholder proposals and must satisfy the notice procedures for stockholder proposals set forth in the Company’s Amended and Restated By-Laws.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents that we have delivered to you with this proxy statement. This proxy statement incorporates by reference our 2008 Annual Report to shareholders, which includes both our previously filed Annual Report on Form 10-K, filed with the SEC on March 10, 2009, and our previously filed Quarterly Report on Form 10-Q, filed with the SEC on April 30, 2009. Our 2008 Annual Report to shareholders is being mailed to our shareholders along with this proxy statement.

To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act or the Exchange Act, the sections of the proxy statement entitled “Compensation Committee Report” and “Audit Committee Report” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

EXPENSES AND SOLICITATION

All costs of solicitation of proxies will be borne by the Company. The Company has engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements, which in total is not expected to exceed $15,000. In addition to solicitations by mail, certain of the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company or by certain outside proxy solicitation services may also be made of some stockholders in person or by mail, telephone or facsimile following the original solicitation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and holders of more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based solely on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 2008 and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 2008.

HOUSEHOLDING

Our 2008 Annual Report, including audited financial statements for the fiscal year ended December 31, 2008, is being mailed to you along with this proxy statement. In order to reduce printing and postage costs, Broadridge Investor Communications has undertaken an effort to deliver only one 2008 Annual Report and one proxy statement to multiple stockholders sharing an address. This delivery method, called “householding,” is not being used, however, if Broadridge has received contrary instructions from one or more of the stockholders sharing an address. If your household has received only one 2008 Annual Report and one proxy statement, Soapstone Networks Inc. will deliver promptly a separate copy of the 2008 Annual Report and the proxy statement to any stockholder who sends a written request to Soapstone Networks Inc., One Federal Street, Billerica, Massachusetts 01821, Attention: Investor Relations Department, or call the Investor Relations Department, at 978-715-2300, with such a request.

You can also notify Broadridge that you would like to receive separate copies of Soapstone Networks Inc.’s 2008 Annual Report and proxy statement in the future by writing or calling your bank or broker. Even if your household has received only one 2008 Annual Report and one proxy statement, a separate proxy card should have been provided for each stockholder account. Each proxy card should be signed, dated, and returned in the enclosed self-addressed postage-prepaid envelope. If your household has received multiple copies of Soapstone Networks Inc.’s 2008 Annual Report and proxy statement, you can request the delivery of single copies in the future by completing the enclosed consent, if applicable, or writing or calling Broadridge directly.

ADDITIONAL INFORMATION

The Company’s 2008 Annual Report does not include all Exhibits to the Form 10-K filed with the SEC. These Exhibits, along with additional copies of our Form 10-K, are available from us without charge upon request. Please contact: Soapstone Networks Inc., One Federal Street, Billerica, MA 01821 Attention: Investor Relations or contact our Investor Relations at (978) 715-2300.

APPENDIX A

PLAN OF LIQUIDATION AND DISSOLUTION

OF

SOAPSTONE NETWORKS INC.

This Plan of Liquidation and Dissolution (the “Plan”) is intended to accomplish the complete liquidation and dissolution of SOAPSTONE NETWORKS INC., a Delaware corporation (the “Company”), in accordance with Sections 280 and 281(a) of the General Corporation Law of the State of Delaware (the “DGCL”).

1. Adoption of Plan. The Board of Directors of the Company (the “Board”) has adopted this Plan. If the Plan is adopted by the requisite vote of the Company’s stockholders, the Plan shall constitute the adopted Plan of the Company.

2. Certificate of Dissolution and Effective Date. At the Company’s discretion, following the adoption of the Plan by the requisite vote of the Company’s stockholders, the Company shall file with the Secretary of State of the State of Delaware a certificate of dissolution (the “Certificate of Dissolution”) in accordance with the DGCL. The Plan shall be effective as of such time the Certificate of Dissolution is filed with the Secretary of State of the State of Delaware (the “Effective Date”).

3. Cessation of Business Activities. After the Effective Date, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up its business affairs and distribute its assets in accordance with this Plan.

4. Continuing Employees and Consultants. For the purpose of effecting the dissolution of the Company, the Company shall hire or retain, at the discretion of the Board, such employees, consultants and advisors as the Board deems necessary or desirable to supervise or facilitate the dissolution.

5. Dissolution Process.

From and after the Effective Date, the Company (or any successor entity of the Company) shall proceed, in a timely manner, to liquidate the Company in accordance with the procedures set forth in Sections 280 and 281(a) of the DGCL. In this respect, the Company shall follow the procedures set forth in Section 280 of the DGCL, and in conformity with the requirements of Section 281(a) of the DGCL:

a.	Shall pay the claims made and not rejected in accordance with Section 280(a) of the DGCL;

b.	Shall post the security offered and not rejected pursuant to Section 280(b)(2) of the DGCL;

c.	Shall post any security ordered by the Delaware Court of Chancery in any proceeding under Section 280(c) of the DGCL; and

d.	Shall pay or make provision for all other claims that are mature, known or uncontested or that have been finally determined to be owing by the Company.

Such claims or obligations shall be paid in full and any such provision for payment shall be made in full if there are sufficient assets. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority, and, among claims of equal priority, ratably to the extent of assets available therefor. Any remaining assets shall be distributed to the common stockholders of the Company; provided, however, that such distribution shall not be made before the expiration of 150 days from the date of the last notice of rejections given pursuant to Section 280(a)(3) of the DGCL. In the absence of actual fraud, the judgment of the Board as to the provision made for the payment of all obligations under paragraph (d) of this Section shall be conclusive.

Notwithstanding anything contained herein to the contrary, the Company (or any successor entity of the Company) may opt to dissolve the Company in accordance with the procedures set forth in Section 281(b) of the DGCL.

6. Liquidating Trust. If deemed necessary, appropriate or desirable by the Board, in its absolute discretion, in furtherance of the liquidation and distribution of the Company’s assets to the common stockholders, as a final liquidating distribution or from time to time, the Company shall transfer to one or more liquidating trustees, for the benefit of the common stockholders (the “Trustees”), under a liquidating trust (the “Trust”), all, or a portion, of the assets of the Company. If assets are transferred to the Trust, each common stockholder shall receive an interest (an “Interest”) in the Trust pro rata to its interest in the assets of the Company on that date. All distributions from the Trust will be made pro rata in accordance with the Interests. The Interests shall not be transferable except by operation of law or upon death of the recipient. The Board is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the initial Trustee or Trustees for the benefit of the common stockholders and to receive any assets of the Company. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Company to the common stockholders. Any such conveyance to the Trustees shall be in trust for the common stockholders of the Company. The Company, as authorized by the Board, in its absolute discretion, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board, in its absolute discretion, may deem necessary, appropriate or desirable. Adoption of this Plan by the holders of the requisite vote of the outstanding capital stock of the Company shall constitute the approval of the stockholders of any such appointment and any such liquidating trust agreement as their act and as a part hereof as if herein written.

7. Cancellation of Stock. From and after the Effective Date, and subject to applicable law, each holder of shares of capital stock of the Company shall cease to have any rights in respect thereof, except the right to receive distributions, if any, pursuant to and in accordance with Section 5 hereof. As a condition to receipt of any distribution to the Company’s common stockholders, the Board or Trustee, in its absolute discretion, may require the Company’s common stockholders to (i) surrender their certificates evidencing their shares of stock to the Company, or (ii) furnish the Company with evidence satisfactory to the Board or Trustee of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board or Trustee. The Company will close its stock transfer books and discontinue recording transfers of shares of stock of the Company on the date on which the Company files its Certificate of Dissolution under the DGCL, and thereafter certificates representing shares of stock of the Company will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

8. Unclaimed Distributions. If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered its certificates evidencing the common stock as required hereunder or for any other reason, the distribution to which such stockholder is entitled (unless transferred to the Trust established pursuant to Section 6 hereof) shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

9. Conduct of the Company Following Approval of the Plan. Under Delaware law, dissolution is effective upon the filing of a certificate of dissolution with the Secretary of State of the State of Delaware or upon such future effective date as may be set forth in the certificate of dissolution. Section 278 of DGCL provides that a dissolved corporation continues to exist for three (3) years after the date of dissolution, or for such longer period as a court shall in its discretion direct, for purposes of prosecuting and defending suits by or against the corporation and enabling it to settle and close its business, dispose of and convey its remaining assets, but not for the purpose of continuing the business of the corporation as a going concern. A corporation can continue to exist beyond the three (3) year period, if ordered by a court, for the sole purpose of prosecuting or defending any action, suit or proceeding that was brought before or during the three (3) year period after the date of dissolution, until any judgments, orders or decrees are fully executed. The powers of the directors continue during this time period in order to allow them to take the necessary steps to wind-up the affairs of the corporation.

10. Absence of Appraisal Rights. Under Delaware law, the Company’s stockholders are not entitled to appraisal rights for their shares of capital stock in connection with the transactions contemplated by the Plan.

11. Stockholder Consent to Sale of Assets. Adoption of this Plan by the requisite vote of the outstanding capital stock of the Company shall constitute the approval of the common stockholders of the sale, exchange or other disposition in liquidation of all of the remaining property and assets of the Company after the Effective Date, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on adoption of this Plan.

12. Expenses of Dissolution. In connection with and for the purposes of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board or the Trustee, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan.

13. Compensation. In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board or Trustee, pay the Company’s officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, including pursuant to severance and retention agreements, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Adoption of this Plan by the requisite vote of the outstanding capital stock of the Company shall constitute the approval of the Company’s stockholders of the payment of any such compensation.

14. Indemnification. The Company shall continue to indemnify its officers, directors, employees, agents and trustee in accordance with its Certificate of Incorporation, Bylaws, and contractual arrangements as therein or elsewhere provided, the Company’s existing directors’ and officers’ liability insurance policy and applicable law, and such indemnification shall apply to acts or omissions of such persons in connection with the implementation of this Plan and the winding up of the affairs of the Company. The Board or the Trustee is authorized to obtain and maintain insurance as may be necessary to cover the Company’s indemnification obligations.

15. Modification or Abandonment of the Plan. Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the stockholders of the Company, the Board or Trustee may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the stockholders to the extent permitted by the DGCL.

16. Authorization. The Board or Trustee is hereby authorized, without further action by the stockholders, to do and perform or cause the officers of the Company, subject to approval of the Board or Trustee, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board or Trustee, to implement this Plan and the transaction contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

Soapstone Networks Inc.

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FOLD AND DETACH HERE

Please mark your votes as indicated in this example X

FOR AGAINST ABSTAIN

1. To approve the liquidation and dissolution of the Company pursuant to a Plan of Liquidation and Dissolution in the form attached to the accompanying proxy statement as Appendix A.

2. To grant discretionary authority to the Board of Directors to adjourn the Annual Meeting, even if a quorum is present, to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of the liquidation and dissolution of the Company pursuant to a Plan of Liquidation and Dissolution.

3. To elect the one nominee named herein to the Board of Directors to serve for a three-year term as a Class III Director or until his successor is duly elected and qualified.

4. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Mark Here for Address Change or Comments

RESTRICTED AREA-SCAN LINE SEE REVERSE

Signature Signature Date

Properly executed proxies will be voted in accordance with the specifications on the proxy card. A list of stockholders entitled to vote will be available for inspection at the offices of the Company, located at One Federal Street, Billerica, Massachusetts, 01821 for a period of ten days prior to the Annual Meeting. Executed proxies with no instructions indicated thereon will be voted FOR the matters set forth in this Notice of Annual Meeting of Stockholders.

By Order of the Board of Directors

Michael J. Cayer Secretary Billerica, Massachusetts

•, 2009

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE OR FOLLOW THE INSTRUCTIONS SET FORTH ON THE PROXY CARD TO SUBMIT YOUR VOTE BY PROXY OVER THE INTERNET OR BY TELEPHONE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. ADDITIONAL POSTAGE MAY BE REQUIRED IF THE PROXY CARD IS MAILED OUTSIDE OF THE UNITED STATES.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

FOLD AND DETACH HERE

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION DATED JUNE 19, 2009 SOAPSTONE NETWORKS INC.

One Federal Street Billerica, MA 01821

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON •, 2009

To the Stockholders of Soapstone Networks Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Soapstone Networks Inc. (the “Company” ) will be held at the offices of Choate Hall & Stewart LLP, Two International Place, Boston, MA 02110, on •, 2009 at 10 a.m., local time, to consider and act upon each of the following matters: Only stockholders of record as of the close of business on June 30, 2009, the record date fixed by the Board of Directors for such purpose, are entitled to notice of and to vote at the meeting. All stockholders are cordially invited to attend the meeting in person. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE OR FOLLOW THE INSTRUCTIONS SET FORTH ON THE PROXY CARD TO SUBMIT YOUR PROXY OVER THE INTERNET OR BY TELEPHONE, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON. You may revoke your proxy in the manner described in the accompanying proxy statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

BNY MELLON SHAREOWNER SERVICES

Address Change/Comments

(Mark the corresponding box on the reverse side) P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

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